   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997


                                                      REGISTRATION NO. 333-26245

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1



                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            PACIFIC MULTIMEDIA, INC.

             (Exact name of registrant as specified in its charter)

        WASHINGTON                      5065                  33-0477912
      (State or other            (Primary Standard         (I.R.S. Employer
      jurisdiction of                Industrial           Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

            2477 E. ORANGETHORPE AVENUE, FULLERTON, CALIFORNIA 92831
                                 (714) 441-0782

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             JAMES E. CAMPBELL, III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            PACIFIC MULTIMEDIA, INC.
            2477 E. ORANGETHORPE AVENUE, FULLERTON, CALIFORNIA 92831
                                 (714) 441-0782

(Name, address, including zip code and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

                              GARY J. KOCHER, ESQ.
                           Preston Gates & Ellis LLP
                              5000 Columbia Center
                                701 Fifth Avenue
                           Seattle, Washington 98104
                                 (206) 623-7580

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            PACIFIC MULTIMEDIA, INC.
                             CROSS REFERENCE SHEET
          SHOWING LOCATION IN PROSPECTUS OF PART 1 ITEMS OF FORM SB-2

ITEM NUMBER AND HEADING IN
FORM SB-2 REGISTRATION STATEMENT                                                    LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------------

       1.  Front of Registration Statement and Outside Front
             Cover Page of Prospectus...........................  Outside Front Cover Page; Front of Registration Statement

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Inside Front and Outside Back Cover Pages

       3.  Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors; The Reorganization; The
                                                                  Company

       4.  Use of Proceeds......................................  Prospectus Summary; Risk Factors; Use of Proceeds;
                                                                  Management's Discussion and Analysis of Financial Condition
                                                                  and Results of Operations

       5.  Determination of Offering Price......................  Outside Front Cover Page; Risk Factors; Underwriting

       6.  Dilution.............................................  Risk Factors; Dilution

       7.  Selling Security Holders.............................  Not Applicable

       8.  Plan of Distribution.................................  Outside Front Cover Page; Underwriting

       9.  Legal Proceedings....................................  Business

      10.  Directors, Executive Officers, Promoters and Control
             Persons............................................  Management

      11.  Security Ownership of Certain Beneficial Owners and
             Management.........................................  Principal Shareholders

      12.  Description of Securities............................  Description of Capital Stock

      13.  Interests of Named Experts and Counsel...............  Legal Matters

      14.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  Management

      15.  Organization Within Last Five Years..................  Not Applicable

      16.  Description of Business..............................  Prospectus Summary; Risk Factors; Management's Discussion
                                                                  and Analysis of Financial Condition and Results of
                                                                  Operations; Business

      17.  Management's Discussion and Analysis or Plan of
             Operation..........................................  Management's Discussion and Analysis of Financial Condition
                                                                  and Results of Operations

      18.  Description of Property..............................  Business

      19.  Certain Relationships and Related
             Transactions.......................................  The Reorganization; Certain Transactions; Principal
                                                                  Shareholders

      20.  Market for Common Equity and Related Shareholder
             Matters............................................  Outside Front Cover Page; Prospectus Summary; Risk Factors;
                                                                  The Reorganization; Dividend Policy; Description of Capital
                                                                  Stock; Shares Eligible for Future Sale

      21.  Executive Compensation...............................  Management

      22.  Financial Statements.................................  Financial Statements

      23.  Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure................  Not Applicable

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED SEPTEMBER 26, 1997


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                1,250,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                               ------------------


    All of the shares of Common Stock (the "Common Stock") of Pacific MultiMedia, Inc. ("Pacific MultiMedia" or the "Company") offered hereby (the "Offering") are being sold by Pacific MultiMedia. The Offering is being conducted on a "best efforts" minimum/maximum basis. No shares will be sold unless the Company receives and accepts subscriptions for a minimum (the "Minimum") of 750,000 shares of Common Stock and the Offering is limited to a maximum (the "Maximum") of 1,250,00 shares of Common Stock. Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price of the Common Stock will be $5.00 per share. For information relating to the factors considered in determining the initial offering price to the public, see "Underwriting." Upon completion of the Offering, the Company intends to list the Common Stock on the Pacific Stock Exchange ("PSE") SCOR/Reg A marketplace.


                            ------------------------

    THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                             UNDERWRITING
                                                                             DISCOUNTS AND           PROCEEDS TO
                                                     PRICE TO PUBLIC        COMMISSIONS(1)           COMPANY(2)
Per Share.......................................          $5.00                  $0.40                  $4.60
Total Minimum...................................      $3,750,000.00           $300,000.00           $3,450,000.00
Total Maximum...................................      $6,250,000.00           $500,000.00           $5,750,000.00


(1) See "Underwriting " for indemnification arrangement with the Underwriter.

(2) Before deduction of expenses payable by the Company, estimated at $250,000.
                            ------------------------


    The shares of Common Stock are offered through the Underwriter acting on a best efforts basis, when, as and if issued by the Company, and subject to the Company's right to reject subscriptions in whole or in part. The Offering will be conducted for a period ending November 30, 1997, subject to extension for up to an additional 90 days in the discretion of the Company (the "Offering Period"). Pending completion of the Offering, all subscription amounts will be held in a segregated escrow account with First Trust N.A. (the "Escrow Agent") and will be forwarded to the Escrow Agent as soon as reasonably practicable after their receipt by the Company or the Underwriter, as the case may be. If suitable subscriptions for the Minimum amount are not received and accepted by the Company prior to the end of the Offering Period, the Offering will be terminated without any Common Stock being sold and all funds remitted by potential investors will be returned, plus any interest earned thereon while held in escrow, as soon thereafter as reasonably practicable (but in no event more than 30 days after such termination). See "Underwriting."


                        TRADEWAY SECURITIES GROUP, INC.
                                  UNDERWRITER

               THE DATE OF THIS PROSPECTUS IS            , 1997.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" OR "PACIFIC MULTIMEDIA" WHEN USED IN THIS PROSPECTUS REFERS TO PACIFIC MULTIMEDIA, INC., A WASHINGTON CORPORATION WHICH IS THE SUCCESSOR TO PACIFIC AUDIO RECORDING, INC., A CALIFORNIA CORPORATION, PURSUANT TO A REINCORPORATION MERGER THAT WILL BE EFFECTED PRIOR TO THE CLOSING OF THE OFFERING. SEE "THE REORGANIZATION." THE FOLLOWING SUMMARY AND CERTAIN PORTIONS OF THIS PROSPECTUS INCLUDE FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS PREDICTED BY SUCH FORWARD-LOOKING STATEMENTS DUE TO VARIOUS FACTORS, INCLUDING BUT NOT LIMITED TO THOSE DISCUSSED IN "RISK FACTORS."

                                  THE COMPANY

    Pacific MultiMedia, Inc. ("Pacific MultiMedia" or the "Company") is a full service audio and video production company that provides a wide array of services, including recording, mastering and duplicating of audio and video cassette tapes, primarily consisting of spoken-word (non-musical) content. Pacific MultiMedia provides high quality recordings and immediate duplication services at on-site (client-selected) locations, as well as at its own facility in Fullerton, California. In addition to housing the Company's duplication equipment and recording studio, the Company provides packaging, shipping, storage and other fulfillment services from its Fullerton facility. Upon closing of this Offering, the Company intends to relocate its corporate offices and open a second production and fulfillment facility in the Seattle, Washington area.

    Pacific MultiMedia's customer base encompasses a wide variety of industries. However, materials recorded and duplicated by the Company can generally be categorized as business related, religious, musical/artistic or health oriented. The overwhelming majority of these materials are spoken-word recordings that present information regarding personal or professional improvement.

    Audio recordings have been found to be a powerful method of delivering self improvement messages. Producers of such tapes use various sound effects, background music and speaking tones to enhance the effectiveness of the message being conveyed. Many business promoters have also realized that cassette tapes are as effective or more effective marketing materials than brochures and other print literature because business professionals perceive that they do not possess enough time to read printed materials. However, these busy professionals can easily listen to an audio tape while they are driving, working or performing other tasks.

    The Company's goal is to become a leading provider of remote and on-site audio and video tape recording and duplication services. The Company has historically focused on providing a high level of customer service to a limited number of small accounts. Management believes that significant opportunities exist to expand the Company's core business activities to service more and larger accounts as well as to expand selectively the Company's operations into related service areas. Through the application of the net proceeds raised in this Offering, the Company intends to implement a strategy designed to capture these perceived market opportunities, primarily focusing on expansion of audio and video tape duplication activities through investment in new equipment and the opening of a Seattle, Washington production and fulfillment facility, increased emphasis on marketing of "message on hold" and other studio services and the addition of several sales and marketing and other key management personnel. In addition, the Company intends to expand the range of its services to include video production capabilities and the compilation and marketing of an audio library comprised of on-site, spoken word content recorded by the Company. The Company believes each of these expanded services is a natural fit with the Company's existing business and/or customer base.


    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE PSE SCOR/REG A MARKET OR OTHERWISE. SUCH TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  THE OFFERING


                                                                  MAXIMUM                       MINIMUM
                                                        ----------------------------  ----------------------------
Common Stock Offered..................................  1,250,000 shares              750,000 shares
Common Stock Outstanding after the Offering...........  5,000,000 shares (1)          4,500,000 shares (1)
Use of Proceeds.......................................  To purchase equipment, to finance increased marketing activities, to satisfy cash payment obligations in
                                                        connection with the Pearl Share Exchange, to finance
                                                        opening the Seattle, Washington facility, to make the S
                                                        Distribution and certain other payments to officers of the
                                                        Company and for working capital and general corporate
                                                        purposes. See "The Reorganization," "Use of Proceeds," and
                                                        "S Corporation Matters."


------------------------


(1) Excludes 750,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan (the "Option Plan") and includes the issuance of 3,330,000 shares of Common Stock as Exchange Consideration in connection with the Pearl Share Exchange. See "The Reorganization," "Capitalization," "Management-- Executive Compensation" and "Certain Transactions."


                           SUMMARY FINANCIAL DATA (1)


                                                          YEAR ENDED         SIX MONTHS ENDED
                                                         DECEMBER 31,            JUNE 30,
                                                     --------------------  --------------------
                                                       1996       1995       1997       1996
                                                     ---------  ---------  ---------  ---------
STATEMENT OF INCOME DATA:
  Net sales........................................  $ 773,590  $ 352,611  $ 338,275  $ 331,647
  Cost of sales....................................    478,817    212,672    185,524    209,147
  Gross profit.....................................    294,773    139,939    152,751    122,500
  Selling, general and administrative..............    255,345    140,729    105,900     81,563
  Operating income (loss)..........................     39,428       (790)    46,851     40,937
  Other income (expense), net......................        420      2,241     --         --
  Income before tax................................     39,848      1,451     46,851     40,937
  Pro forma net income (2).........................     30,748        651     33,951     30,537
  Net income per share (2).........................  $    0.31  $    0.00  $    0.34  $    0.30
  Shares used in per share computations............    100,000    100,000    100,000    100,000



                                                                                        JUNE 30, 1997
                                                                            --------------------------------------
                                                                                                PRO FORMA
                                                                                             AS ADJUSTED(3)
                                                                                       ---------------------------
                                                                             ACTUAL       MAXIMUM        MINIMUM
                                                                            ---------  --------------  -----------
                                                                                   (UNAUDITED)
BALANCE SHEET AND OTHER DATA:
  Cash....................................................................  $  15,367   $  4,516,922   $ 2,216,922
  Working capital.........................................................     42,774      4,302,124     2,002,124
  Total assets............................................................    164,004      4,650,494     2,350,494
  Long-term liabilities...................................................     20,840         20,840        20,840
  Total shareholders' equity..............................................     98,499      4,357,849     2,057,849
  Net income (loss).......................................................     30,748        (36,083)      (36,083)
  Net income (loss) per share.............................................  $    0.31   $      (0.01)  $     (0.01)


------------------------


(1) See the Company's annual audited and interim unaudited financial statements and accompanying notes thereto included elsewhere in this Prospectus.



(2) Reflects a pro forma adjustment for the payment of income taxes assuming the Company's election to be treated as an S Corporation had not been in effect for such periods. See Note 1(h) of Notes to Audited Financial Statements.



(3) Pro Forma to reflect the effects of the Pearl Share Exchange and adjusted to reflect the (i) sale of the 1,250,000 shares (Maximum) and 750,000 shares (Minimum) of Common Stock offered hereby at an initial public offering price of $5.00 per share after deducting underwriting discounts and estimated offering expenses and (ii) the issuance of 3,330,000 shares of Common Stock and the payment of the maximum cash consideration of $1.0 million by the Company as the Exchange Consideration in connection with the Pearl Share Exchange. See "The Reorganization," "Use of Proceeds," "Capitalization," and
    Note 5 of Notes to Unaudited Financial Statements.

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SHARES SHOULD NOT BE PURCHASED BY A PERSON WHO CAN NOT AFFORD THE LOSS OF HIS OR HER ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING PRINCIPAL RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS. THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS PREDICTED BY SUCH FORWARD-LOOKING STATEMENTS DUE TO VARIOUS FACTORS, INCLUDING BUT NOT LIMITED TO THOSE WHICH ARE DISCUSSED BELOW.

DETERMINATION OF OFFERING PRICE

    The offering price for the shares of Common Stock offered hereby has been determined by the Company based on the Company's prospects for future growth and bears no relationship to assets, earnings, net worth or any other traditional objective criteria of value. See "Underwriting."

ABILITY TO ACHIEVE AND MANAGE GROWTH

    The Company's growth plans are subject to numerous and substantial risks. The Company's ability to achieve such growth and profitability will depend upon a number of factors, including the ability of the Company to attract and retain sufficient qualified managerial and sales and marketing personnel, successful offerings of new services, existing and emerging competition, collection of accounts receivable and the availability of working capital to support anticipated growth. Pacific MultiMedia must adapt its management structure and internal control systems as the Company expands. There can be no assurances that the Company will successfully realize its growth objectives. Any inability to achieve and manage the Company's growth plans would have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Strategy."

DEPENDENCE ON KEY PERSONNEL; ABILITY TO ATTRACT ADDITIONAL MANAGEMENT

    The Company is highly dependent upon James E. Campbell, III, its President and Chief Executive Officer. Mr. Campbell has historically performed a wide variety of functions for the Company and the loss of the services of Mr. Campbell would have material and adverse affect on the Company. The Company's future success will depend upon its ability to retain Mr. Campbell. In order to realize the Company's growth plans, the Company will also be required to locate and hire several key management personnel including a Chief Financial Officer and a Vice President-Sales and Marketing as well as several key marketing and sales personnel. The competition for such employees is intense and the Company must compete with other companies with greater resources and name recognition in order to attract and retain highly qualified personnel. The failure to attract and retain qualified personnel for such positions will severely restrict the Company's ability to achieve its growth objectives. See "Business--Strategy" and "Management."

INTENSE COMPETITION

    The audio and video production, duplication and fulfillment industry is highly competitive and many of the Company's competitors have substantially greater name recognition, customer bases, and financial, marketing and management resources than the Company. In the audio and video tape duplication markets, the Company competes with Cassette Productions Unlimited, Inc., Fosdick Corporation and others which are larger, nationally-known companies which have financial and personnel resources substantially in excess of those of the Company's. In the on-site convention recording market, the Company competes with a number of smaller, regional companies such as Convention Cassettes Unlimited and Infomedix, both located in Southern California. Furthermore, the audio and video production, duplication and fulfillment business has relatively few barriers to entry. The Company attempts to compete based on offering quality service at a reasonable price. There can be no assurance, however, that the Company will be successful in improving or maintaining its competitive position against its existing competitors or that new competitors will not enter into the market. Any such failure to improve the Company's competitive position VIS-A-VIS existing competitors and/or the entry of significant new competitors into the Company's existing markets and targeted areas for expansion will have a material and adverse effect on the Company's ability to achieve its growth objectives See "Business--Strategy" and "--Competition."

VARIABILITY OF OPERATING RESULTS

    The Company's annual and quarterly operating results are affected by a number of factors including the level and timing of customer orders. The level and timing of orders may vary widely due to customer needs, general economic conditions and competition. One or more large orders may affect the Company's performance in any quarter and the delay of one or more orders expected in a particular quarter could severely and adversely impact the Company's financial performance for such quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CUSTOMER CONCENTRATION: DEPENDENCE ON SIGNIFICANT CUSTOMERS

    The Company is dependent upon a limited number of customers for a substantial portion of its net sales. Sales to the Company's five largest customers accounted for 72% and 62% of the Company's gross sales in the years ended December 31, 1996 and 1995, respectively. During the same periods, sales to the Company's largest customer accounted for 20% and 26%, respectively. In addition, as part of the Company's strategy, it intends to aggressively target larger run accounts which could have the effect of increasing customer concentration in future periods. The Company has not entered into long-term contracts with any of its customers. The loss of, or any material reduction in, orders from the Company's significant customers for any reason could have a material adverse effect on the Company's results of operations and financial condition and the price of the Company's Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Strategy."

ACCOUNTS RECEIVABLE

    As the Company expands its capacity to undertake larger run orders, the Company's revenues and receivables with respect to their customers can be expected to increase and such receivables could account for a significant portion of the Company's revenues and/or profits in any quarterly or annual period. See "Risk Factors--Customer Concentration: Dependence on Significant Customers." The failure of the Company to collect any such accounts receivable or to experience higher than normal bad debt expense on its traditional accounts would have a material adverse effect on the Company's results of operations, financial condition and the price of the Company's Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Strategy."

TECHNOLOGICAL CHANGE; NEW PRODUCT INTRODUCTIONS

    The Company's primary line of business involves the duplication of analog audio cassettes and VHS videocassettes. Both of these technologies have been in existence for a number of years. Recent audio and video industry developments have included the introduction of a number of newer technologies such as the compact disc, digital video disc, laser disc and digital audio tape. Many of these newer technologies offer performance characteristics and other features which are superior to analog audio and VHS video. The Company believes, however, that the market for spoken-word recording does not demand the use of such newer, improved technologies. If this assumption proves incorrect or if new technologies are developed which become accepted among the Company's targeted customers, the Company's existing equipment could become obsolete and the Company will be required to invest significant amounts of capital to upgrade to such newer technologies. Moreover, there can be no assurance that new technologies, new products or new services developed or offered by others will not reduce the demand for the Company's products and services and have a material adverse effect on the Company's business, operating results and financial condition. See "Business--Strategy."

SEATTLE EXPANSION; DUAL FACILITIES

    Upon completion of the Offering, the Company intends to open a second production and fulfillment facility in the Seattle, Washington area. The Seattle facility will also house the executive offices of the Company. The operation of two facilities will require additional management time to coordinate activities between the two operations and suitable managers will need to be retained to run both operations. While the Company believes that suitable space in the Seattle area will be available, the Company has not entered into any commitment therefor. The lease for the Company's Fullerton facility is on a month-to-month basis. If necessary, the Company believes that suitable space for the Company's California operations can be located in the event the Company's lease is terminated. However, there can be no assurance that suitable facilities in either Seattle or California will be located and available at commercially reasonable rates. Any move of the California operations could cause disruption to the Company's business and which could adversely impact the Company's results of operations. See "Risk Factors--Dependence on Key Personnel; Ability to Attract Additional Management" and "Business--Strategy" and
"--Properties."

CONTROL BY CERTAIN SHAREHOLDERS


    Upon completion of the Offering and the Reorganization, Mr. Robert W. McMichael, a director of the Company, will beneficially own 58.3% (Minimum) or 52.4% (Maximum) of the outstanding shares of Common Stock. Accordingly, Mr. McMichael will have majority control of the Company, with the potential ability to elect the Board of Directors and to approve or prevent certain fundamental corporate transactions (including mergers, consolidations and sales of all or substantially all of the Company's assets). See "The Reorganization," "Principal Shareholders" and "Description of Capital Stock."



BANKRUPTCY PROCEEDINGS OF AMERINATIONAL



    AmeriNational Financial Services, Inc. ("AmeriNational"), which formerly was a wholly-owned subsidiary of Pearl Financial, is currently involved in bankruptcy proceedings in United States Bankruptcy Court for the Central District of California (San Fernando Valley) (Docket No. SV97-01537-GM). The Securities Investor Protection Corporation ("SIPC") is supervising the liquidation of AmeriNational pursuant to the Securities Investor Protection Act. Mr. McMichael owns a majority of the outstanding stock of Pearl Financial. Pearl Financial will become a subsidiary of the Company upon completion of the Reorganization. See "The Reorganization" and "Management."


THE REORGANIZATION


    In connection with the Pearl Share Exchange, the shareholders of Pearl Financial will exchange substantially all of the outstanding equity securities of Pearl Financial for shares of Common Stock of the Company and Pearl Financial will become a subsidiary of the Company. Pearl Financial has no significant assets and had no significant income, operations or prospects in the year ended December 31, 1996. In connection with the Pearl Share Exchange, Mr. McMichael (the majority stockholder of Pearl Financial) has agreed to serve on the Company's Board of Directors and Pearl Financial has agreed to borrow funds to pay certain costs and expenses of the Company in connection with the Offering and the Reorganization. The funds advanced to the Company by Pearl Financial will be repaid by the Company upon successful completion of the Offering and Pearl Financial will then pay out such funds to retire the debt incurred in connection therewith. Other than the foregoing, the Company will not derive any significant benefit from the Pearl Share Exchange. See "The Reorganization," "Certain Transactions" and "Underwriting."

RELATED PARTY TRANSACTIONS


    The Company has engaged in transactions with certain of its directors, officers and significant shareholders ("affiliates"). All future transactions between the Company and its affiliates will be on terms no more favorable to the affiliates than those available to unaffiliated third parties and must be approved by a majority of the disinterested directors of the Company. See "Certain Transactions."


CONSENT TO USE RECORDED MATERIALS

    A component of the Company's growth strategy is to compile and market a library of recorded materials. Historically, the Company has not received a license or other right to duplicate or otherwise sell or use the recorded materials (beyond that authorized in the initial engagement). Therefore, the Company's ability to market such materials as part of a tape library will require that the Company secure the originating party's consent to such use and may require payment of advance royalties with respect thereto. Furthermore, because much of the Company's business and self-improvement materials have a limited life, the failure to receive such rights on a timely basis will severely restrict the Company's ability to successfully market such materials. As a matter of course, the Company will seek to secure such rights with respect to future client engagements. However, there can be no assurance that the Company will secure the necessary rights to use such materials in a timely manner or on terms which are commercially reasonable or favorable to the Company. See "Business--Strategy."

RISK OF LIABILITY CLAIMS

    The Company has historically operated with minimum levels of insurance coverage. The Company currently maintains commercial general liability insurance, with limits of $0.5 million per occurrence and in the aggregate per year. There can be no assurance that the Company's insurance will be adequate to cover future liability claims, or that the Company will be successful in maintaining adequate liability insurance at acceptable rates. Any losses that the Company may suffer from any liability claims, and the effect that any litigation may have upon the reputation and marketability of the Company's products, may divert management's attention from other matters and may have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

SUBSTANTIAL AND IMMEDIATE DILUTION; ABSENCE OF DIVIDENDS


    Purchasers of the Shares offered hereby will incur immediate dilution per share in net tangible book value. The exercise of outstanding options or options granted in the future by the Company may also have a dilutive effect on the interests of the investors in this Offering. See "Dilution." The Company does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. It is currently anticipated that earnings, if any, will be used to finance the development and expansion of the Company's business. See "Dividend Policy" and "Dilution."


NO PRIOR TRADING MARKET; POSSIBLE VOLATILITY OF STOCK PRICE


    Prior to this Offering, there has been no public market for the Common Stock. Upon completion of the Offering, the Company intends to list the Common Stock on the PSE SCOR/Reg A marketplace. However, there can be no assurance that an active trading market will develop or, if one does develop, that it will be maintained. Many of the issuers listed on the PSE experience light trading volume and limited liquidity, especially issuers listed on the SCOR/Reg A marketplace. The initial public offering price has been established by the Company and may not be indicative of prices that will prevail in the trading market. See "Underwriting" for information relating to the method of determining the initial public offering price. The market price of shares of Common Stock is likely to be volatile. Announcements of technological innovations and new commercial products and changes in the general conditions in the convention and audio/video production industries may have a significant effect on the Company's business and on the market price of the Company's Common Stock. In addition, the stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The securities of small and emerging companies have experienced extreme price and volume fluctuations, which have often been unrelated to the companies' operating performance. Sales of a substantial number of shares of Common Stock by existing security holders could also have an adverse effect on the market price of the Company's securities. See "Shares Eligible for Future Sale."

SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this Offering, the Company will have outstanding an aggregate of 5,000,000 shares (Maximum) or 4,500,000 shares (Minimum) of Common Stock. The shares sold in this Offering will be freely tradable without restriction or further registration under the federal Securities Act, unless purchased by an "affiliate" of the Company, as that term is defined in Rule 144 under the Securities Act (an "Affiliate"). However, the shares to be sold in the Offering have been registered or qualified for sale in only a limited number of states (currently limited to California, Colorado and Florida) and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered or qualified unless they are subsequently registered or qualified or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer. The Company has undertaken to the California Department of Corporations not to apply for a secondary trading exemption under Section 25101(b) of the California Corporations Code (which would permit resales of the shares sold in the Offering to California residents) for at least 90 days following completion of the Offering. The remaining 3,750,000 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, including, but not limited to Rule 144 under the Securities Act. Sales of the Restricted Shares in the public market, or the availability of such shares for sale, could adversely affect the market price of the Common Stock. In addition, since only a limited number of shares will be available for sale in the public market after this Offering because of certain contractual and legal restrictions on resale, sales of substantial amounts of Common Stock of the Company in the public market after the restrictions lapse could adversely affect the prevailing market price and the ability of the Company to raise equity in the future. See "Shares Eligible for Future Sale."



    The Company has reserved 750,000 shares of Common Stock for grants under its Stock Option Plan. The Company may file a registration statement under the Securities Act, covering the shares of Common Stock issuable under the Stock Option Plan. Upon effectiveness of such registration, shares issued upon the exercise of options covered thereby generally will be freely tradable in the open market (subject to Rule 144 limitations applicable to affiliates). No prediction can be made as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for sale will have on the market price prevailing from time to time. See "Management--Stock Option Plan" and "Shares Eligible for Future Sale."

                               THE REORGANIZATION


    Prior to the closing of the Offering, Pacific Audio Recording, Inc., a California corporation ("Pacific Audio California"), will merge with and into Pacific MultiMedia, Inc., a Washington corporation and wholly-owned subsidiary of Pacific Audio California ("Pacific MultiMedia" or the "Company"), with Pacific MultiMedia being the surviving corporation (referred to herein as the "Reincorporation"). In addition, after effectiveness of the Reincorporation and immediately prior to the closing of the Offering, the holders of all or substantially all of the outstanding shares of capital stock of Pearl Financial Services, Inc., a Washington corporation ("Pearl Financial"), will exchange such shares for shares of Common Stock of the Company on the terms outlined below (the "Pearl Share Exchange"). Upon consummation of the Pearl Share Exchange, Pearl Financial will become a subsidiary of the Company. The Reincorporation and the Pearl Share Exchange are referred to herein collectively as the "Reorganization."



    Pursuant to the terms of the Exchange Agreement between the Company and Pearl Financial, holders of common stock of Pearl Financial will be entitled to receive either (i) one share of Common Stock of the Company for every 3.4274 shares of common stock of Pearl Financial so exchanged, or (ii) $1.00 in cash for each share of common stock of Pearl Financial so exchanged up to a maximum aggregate cash payment by the Company of $1.0 million, or (iii) a combination of cash and shares of Common Stock of the Company based on the foregoing exchange rates (collectively referred to herein as the "Exchange Consideration"). Based on the number of shares of common stock of Pearl Financial currently outstanding and assuming holders of such stock elect to receive the maximum cash consideration in connection with the Pearl Share Exchange, the Company will issue 3,330,000 shares of its Common Stock as Exchange Consideration (in addition to $1.0 million cash consideration). In the event that holders of more than 1.0 million shares of Pearl Financial elect to receive cash rather than shares of Common Stock of the Company, such holders will receive a PRO RATA allocation of the maximum $1.0 million cash proceeds based on their relative ownership interest in Pearl Financial. Robert McMichael, a director of the Company, owns 8,986,644 shares of common stock of Pearl Financial and will receive 2,622,000 shares of Common Stock of the Company and no cash proceeds as Exchange Consideration in the Pearl Share Exchange. See "Certain Transactions."



    Pacific Audio California was incorporated under the laws of the State of California in June 1991 and Pacific MultiMedia was incorporated under the laws of the State of Washington in April 1997. As used in this Prospectus, references to "Company" and "Pacific MultiMedia" refer to Pacific MultiMedia, Inc., after giving effect to the Reorganization and to its predecessor entities to the extent appropriate. The principal executive offices of the Company are currently located at 2477 E. Orangethorpe Avenue, Fullerton, California 92631, and the Company's telephone number is (714) 441-0782. Following the closing of the Offering, the Company intends to relocate its principal offices to the Seattle, Washington area. See "Risk Factors--Seattle Expansion; Dual Facilities" and "Business--Properties."

                                USE OF PROCEEDS


    Based on an initial public offering price of $5.00 per share, the net proceeds to the Company, assuming the sale of the Minimum of 750,000 shares of Common Stock in this Offering, after deducting the underwriter discount and estimated fees and expenses incurred in connection with the Offering, will be approximately $3.2 million. If the Maximum of 1,250,000 shares are sold in the Offering, the net proceeds will be $5.5 million. The Company intends to apply such proceeds for the purposes set forth below:



                                                                                                        AMOUNT
APPLICATION OF NET PROCEEDS                                                                     MINIMUM        MAXIMUM
-------------------------------------------------------------------------------------------  -------------  -------------
                                                                                                     ($ MILLIONS)
Purchase of additional audio and video production, recording and duplication equipment.....    $     0.7      $     1.8
Increase sales and marketing activities (including salaries to hire new marketing
  personnel)...............................................................................          0.7            1.0
Cash payment obligations in connection with Pearl Share Exchange...........................          1.0            1.0
Relocation expenses and tenant improvements for new Seattle, Washington facility...........          0.3            0.5
Distributions to officers and existing shareholders to redeem outstanding stock and make S
  distribution.............................................................................          0.1            0.1
General corporate purposes.................................................................          0.4            1.1
                                                                                                     ---            ---
Total......................................................................................    $     3.2      $     5.5


    The Company may use a portion of the proceeds to make strategic acquisitions. However, the Company is not currently involved in discussions for any such acquisition. See "The Reorganization," "S Corporation Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Certain Transactions." Pending such uses, the Company intends to invest the net proceeds of the Offering in short-term, interest bearing, investment-grade securities.

                                DIVIDEND POLICY

    Except as described under "S Corporation Matters" above, the Company has not paid any cash dividends on the shares of its Common Stock and currently intends to retain future earnings, if any, to fund the development and growth of its business.

                             S CORPORATION MATTERS

    In 1991, the Company elected to be treated as a corporation subject to taxation under Subchapter S of the internal Revenue Code of 1986, as amended (an "S Corporation"). As a result, substantially all taxable income and losses since such time have flowed though the Company to its shareholders for federal and state income tax purposes. The Company's status as an S Corporation will terminate effective as of the closing of this Offering and the Company thereafter will become subject to tax at the corporate level.


    Since 1991, the Company has made distributions of accumulated earnings and profits to shareholders to enable them to satisfy their income tax liabilities with respect to such earnings and profits. The Company intends to distribute (the "S Distribution") to the current shareholders of the Company an amount equal to the Company's estimated taxable income from January 1, 1996 to the date of closing of this Offering. The S Distribution will be made shortly after the closing of this Offering and is currently estimated to be approximately $30,000 to $50,000. Purchasers of shares of Common Stock in this Offering will not receive the S Distributions. See "Certain Transactions."

                                    DILUTION


    The pro forma net tangible book value of the Company's Common Stock at June 30, 1997 (assuming consummation of the Reorganization but excluding the S Distribution at such date) was $98,499, or $0.01 per share. "Pro forma net tangible book value per share" represents the amount of the Company's total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding after giving effect to the Reorganization. Without taking into account any other changes in net tangible book value after June 30, 1997, other than to give effect to the sale by the Company of the Maximum and Minimum shares offered hereby at an initial public offering price of $5.00 per share and after deduction of underwriting discounts and commissions and estimated offering expenses, pro forma net tangible book value of the Company at June 30, 1997 is illustrated by the following tables:



                                Maximum Shares Sold
------------------------------------------------------------------------------------
Initial public offering price per share.......................             $    5.00
  Pro forma net tangible book value per share before this
    Offering..................................................  $    0.01
  Increase per share attributable to new investors............       0.91
                                                                ---------
Net tangible book value per share after this Offering.........                  0.92
                                                                           ---------
  Dilution per share to new investors.........................             $    4.08
                                                                           ---------
                                                                           ---------

                                Minimum Shares Sold
------------------------------------------------------------------------------------
Initial public offering price per share.......................             $    5.00
  Pro forma net tangible book value per share before this
    Offering..................................................  $    0.01
  Increase per share attributable to new investors............       0.50
                                                                ---------
Net tangible book value per share after this Offering.........                  0.51
                                                                           ---------
  Dilution per share to new investors.........................             $    4.49
                                                                           ---------
                                                                           ---------



    The following table summarizes, on a pro forma basis assuming the sale of the Maximum number of Common Shares offered hereby and the consummation of the Reorganization as of June 30, 1997, the difference between the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average cash price per share paid by the existing shareholders and by the investors purchasing shares of Common Stock in this Offering:



                                                      SHARES PURCHASED         TOTAL CONSIDERATION
                                                   -----------------------  -------------------------   AVERAGE PRICE
                                                     NUMBER      PERCENT       AMOUNT       PERCENT       PER SHARE
                                                   ----------  -----------  ------------  -----------  ---------------
Existing Shareholders............................   3,750,000       75.0%   $      1,000        0.0%      $    0.00
New Investors....................................   1,250,000       25.0    $  6,250,000      100.0            5.00
                                                   ----------  -----------  ------------    -----          -----
    Total........................................   5,000,000      100.0%   $  6,251,000      100.0%      $    1.25


------------------------

(1) Before deducting estimated underwriting discounts and estimated expenses of the Offering payable by the Company.

(2) Excludes 750,000 shares of Common Stock reserved for issuance under the Option Plan. See "Management--Stock Option Plan." To the extent that options granted under the Option Plan are exercised, there may be further dilution to new investors.

                                 CAPITALIZATION


    The following table sets forth as of June 30, 1997 (i) the actual capitalization of the Company, and (ii) the pro forma capitalization of the Company assuming consummation of the Reorganization and as adjusted to give effect to the Reorganization and the sale of the 1,250,000 shares (Maximum) and 750,000 shares (Minimum) of Common Stock offered by the Company hereby (at an initial public offering price of $5.00 per share, after deduction of underwriting discounts and commissions and estimated offering expenses). See "The Reorganization" and "Use of Proceeds."



                                                                    JUNE 30, 1997
                                                        --------------------------------------
                                                                            PRO FORMA
                                                                          AS ADJUSTED(1)
                                                                    --------------------------
                                                          ACTUAL      MAXIMUM       MINIMUM
                                                        ----------  ------------  ------------
Long-term liabilities, net of current portion.........  $   20,840  $     20,840  $     20,840
Shareholders' equity:
  Common Stock, no par value, 25,000,000 shares
    authorized 100,000 shares outstanding; 3,750,000
    shares outstanding pro forma; 5,000,000 shares
    (Maximum) 4,500,000 shares (Minimum) outstanding,
    as adjusted (2)...................................       1,000     4,501,000     2,201,000
  Retained earnings...................................      97,499        97,499        97,499
    Total shareholders' equity........................      98,499     4,598,499     2,298,499
      Total capitalization............................  $  119,399  $  4,619,339  $  2,319,339


------------------------


(1) Pro Forma information reflects the effects of consummation of the Pearl Share Exchange, including the issuance of 3,330,000 shares of Common Stock and payment of $1.0 million as Exchange Consideration in connection with the Pearl Share Exchange. See "The Reorganization" and Note 5 of Notes to Unaudited Financial Statements.


(2) Excludes shares of Common Stock issuable upon exercise of options which may be granted under the Option Plan. See "Management--1997 Stock Plan."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This "Management's Discussion and Analysis of Financial Condition and Results of Operations" (i) should be read in conjunction with the Company's annual audited financial statements, the notes thereto and the other financial data included elsewhere in this Prospectus and (ii) includes forward-looking statements which involve risks and uncertainties. The Company's actual results may differ materially from the results predicted by such forward-looking statements due to various factors, including but not limited to those which are discussed below and elsewhere in this Prospectus, including "Risk Factors."

OVERVIEW


    The Company is a full service audio and video production company that provides high quality recording services to a wide variety of industries. The Company was incorporated in 1991, after current management purchased certain assets from Tape Data Media, a subsidiary of Mc-Graw Hill. The Company's original market focus was on audio production and duplication. In 1993, the Company became involved in video production and duplication.


    The Company is dependent upon a limited number of customers for a substantial portion of its net sales. Sales to the Company's five largest customers accounted for 72% and 62% of the Company's gross sales in the years ended December 31, 1996 and 1995. During the same periods, sales to the Company's largest customer accounted for 20% and 26%, respectively.


    Pacific Audio's net sales are generated in five main areas: audio and video tape duplication services; on-site convention recording and sales; studio operations; fulfillment services and message recording and other related services. For the year ended December 31, 1996, net sales increased 119% over 1995 net sales in the same period. For the six months ended June 30 1997, net sales increased 2% over 1996 net sales in the same period. For the year ended December 31, 1996, duplication services accounted for approximately 38% of net sales, fulfillment operations represented approximately 26% of net sales, on-site convention recording and sales represented approximately 23% of net sales, studio operations accounted for approximately 1% of net sales, and other miscellaneous services represented approximately 12% of net sales.



    The Company's cost of sales includes all direct material, labor, overhead and production expenses related to net sales. Cost of sales for the year ended December 31, 1996 marginally increased as a percentage of net sales, compared to the same period for 1995. Cost of sales for the six monthe ended June 30, 1997 was $185,524 or 55% of net sales, compared to 63% of net sales for the same period in 1996. The Company currently expects that its cost of sales, as a percentage of revenues, will decline as sales volumes increase.



    The Company is not currently required to pay federal income tax as a result of the Company's Subchapter S election. The Company's status as a Subchapter S corporation will terminate upon the closing of the Offering and thereafter the Company will be subject to federal income tax on its net income. The Company pays state income taxes at an effective rate of 1.5%.

RESULTS OF OPERATION


    The following table summarizes certain components of net income as a percentage of net sales for the periods indicated.



                                                                                 SIX MONTHS ENDED
                                                                                     JUNE 30,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
Net Sales....................................................................      100.0%     100.0%
Cost of Sales................................................................       54.9       63.1
  Gross Profit...............................................................       45.1       36.9
Selling, general and administrative expenses.................................       31.3       36.9
Income (loss) from Operations................................................       13.8       12.3
Other Income.................................................................     --         --
Income before income taxes...................................................       13.8       12.3
Provision for income taxes...................................................        0.2        0.2
  Net Income.................................................................       13.6%      12.1%
                                                                               ---------  ---------
                                                                               ---------  ---------



COMPARISON OF SIX MONTHS ENDED JUNE 30, 1996 AND 1997



    NET SALES



    For the six months ended June 30, 1997, net sales increased by $6,628 or 2% to $338,275, compared with net sales of $331,647 for the comparable period of 1996.



    COST OF SALES



    For the six months ended June 30, 1997, cost of sales totaled $185,524, down $23,623 from the $209,147 reported for the six months ended June 30, 1996. As a percentage of net sales, cost of sales for the first six months of 1997 declined to 54.9%, compared to 63.1% for the same period of 1996.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES



    Selling, general and administrative ("SG&A") expenses were up $24,337 and totaled $105,900 in the six months ended June 30, 1997, compared to $81,563 for the comparable period of 1996. The increase resulted primarily from increased audit and legal expenses attributable to this Offering and initial relocation costs to begin operations in Seattle, Washington. The Company's SG&A expenses as a percentage of net sales increased to 31.3% in the first six months of 1997, from 24.6% in the six months ended June 30, 1996.



    PROVISION FOR INCOME TAXES



    The provision for state income taxes for the six months ended June 30, 1997 totaled $800 (the minimum annual California franchise fee), and was unchanged from the provision for the first six months of 1996. Taxes for future periods will be higher in the event the Company terminates its S election for federal income tax purposes.


COMPARISON OF YEARS ENDED DECEMBER 31, 1995 AND 1996

    NET SALES

    For the twelve months ended December 31, 1996, net sales increased by $420,979 or 119%, to $773,590, compared with the net sales of $352,611 for 1995.
The increase was attributable primarily to growth in video services and new audio services customers and to a lesser extent increased fulfillment services.

    COST OF SALES

    For the twelve months ended December 31, 1996, cost of sales totaled $478,817, up $266,145 from the $212,672 reported for the year ended December 31, 1995. As a percentage of net sales, costs of sales for 1996 increased to 61.9%, compared to 60.3% for the same period of 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative ("SG&A") expenses, were up $114,616, and totaled $255,345 in the year ended December 31, 1996, compared to $140,729 for 1995. The increase was attributable primarily to the addition of an office manager, increased audit and legal expenses attributable to this Offering and additional marketing expenses. The Company's SG&A expenses as a percentage of net sales dropped 33% in 1996, from 39.9% in 1995. The percentage decrease in these expenses was attributable to revenue growth which outpaced the growth in SG&A expenses.

    PROVISION FOR INCOME TAXES

    The provision for state income taxes for the year ended December 31, 1996 totaled $800 (the minimum annual California franchise fee), and was unchanged from 1995. Taxes for future periods will be higher as a result of termination of the Company's S election for federal income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES


    To date, the Company has funded its operations through cash flow from operations, capital equipment leases, bank borrowing and loans from the Company's officers. As of June 30, 1997, the Company had no outstanding balances on bank credit facilities and no outstanding loans to officers. The balance on the Company's capital leases at June 30, 1997 was $45,350, down from $48,545 at June 30, 1996 due primarily to scheduled principal amortization.



    Capital expenditures were approximately $30,000 and $1,200 for the twelve months ended December 31, 1996, and 1995; respectively. Capital expenditures for the six months ended June 30, 1997 and 1996 were approximately $16,295 and $1,180, respectively. The Company intends to significantly increase capital expenditures after completion of the Offering. See "Use of Proceeds."


    The Company believes that the proceeds from the sale of the Common Stock offered hereby, together with cash anticipated to be generated by operations, will satisfy the Company's projected working capital and capital expenditures requirements for the foreseeable future. However, the Company may be required to finance its future cash flow requirements through additional equity or debt financings or credit facilities. There can be no assurance that such additional financings or credit facilities will be available, or if available, that they will be on satisfactory terms.

    From time to time, the Company may consider certain strategic acquisitions and business alliances. The Company is not currently involved in discussions for any such acquisition or alliance. To the extent that the Company undertakes a material acquisition, it may require additional capital to finance such transaction.

                                    BUSINESS

OVERVIEW

    Pacific MultiMedia, Inc. is a full service audio and video production company that provides a wide array of services, including recording, mastering, duplicating and distributing audio and video cassette tapes. The Company offers authors and creators of spoken-word audio recordings the necessary facilities, services and resources to prepare audio recordings for sale to end users.

    The Company also provides on-site recording services, which involve the use of portable recording equipment at client-selected locations to record materials in a non-studio environment. The most common non-studio locations recorded by the Company are conventions, conferences, seminars, religious revivals and other public gatherings. The Company records, duplicates and sells audio and video tapes of the speeches and presentations made at these events.

    The Company also maintains and operates a warehouse and fulfillment center that stores client-owned materials, such as books, tapes, manuals and marketing materials. Upon receipt of an order, Pacific MultiMedia packages and ships these materials in accordance with customer specifications. Pacific MultiMedia also drop ships materials in bulk to the location of a client's speaking engagement, when that client wants to have materials on hand to sell directly. Pacific MultiMedia also maintains a recording studio in Fullerton, California and performs a variety of audio recording services for its clients, including digital tape mastering, development of message-on-hold systems and various other services.


    The Company's operations are grouped into five distinct categories. The revenue breakdown by category for 1995 and 1996 is shown below:


                                                                               1995         1996
                                                                            -----------  -----------
Duplication Services......................................................       28.0%        38.4%
Fulfillment Services......................................................       16.2         25.9
On-Site Convention Recording & Sales......................................       36.8         23.0
Studio Operations.........................................................       10.0          1.0
Message Recording and Other Services......................................        9.0         11.7
                                                                              -----          ---
    Total.................................................................      100.0%          100%
                                                                                 -----          ---
                                                                                 -----          ---

STRATEGY

    The Company's goal is to become a leading provider of remote and on-site audio and video tape recording and duplication services. The Company has historically focused on providing a high level of customer service to a limited number of small accounts. Management believes that significant opportunities exist to expand the Company's core business activities to service more and larger accounts as well as to expand selectively the Company's operations into related services areas. The Company believes each of the targeted service areas is a natural fit with the Company's existing business and/or customer base.

    The Company intends to devote a significant portion of the proceeds of this Offering to the purchase of new audio and video duplication equipment, the opening of a Seattle, Washington production and fulfillment facility and for the addition of marketing personnel. The addition of the Company's Seattle facility and new audio and video duplication equipment will significantly expand the Company's audio and video production capacity. This will enable the Company to compete for larger run orders (5,000 to 50,000 pieces) which it is currently not able to effectively undertake. Participants in this market include the direct response television industry (such as infomercials and other paid commercial television advertisements) and distributors of movies and home videos. The Company also intends to begin marketing to professional organizations that maintain significant continuing education requirements (such as the American Medical Association, the American Bar Association and the American Institute of Certified Public Accountants), and corporate and industrial accounts which require instructional and product promotion materials on a routine and regular basis.

    In addition, the Company intends to expand the range of services it offers to include video production capabilities. Currently, the Company offers only video duplication which requires Company clients to contract with a third party for video production (or possess such capabilities in-house). The Company intends to purchase digital video editing equipment which the Company intends to offer on a rental basis and to also offer trained technical operators if requested by the client. The addition of video production services will allow the Company to provide a more comprehensive service package to its clients

    Finally, the Company intends to leverage its position in the spoken-word recording market to compile and market a library of recorded materials. Historically, the Company has not received a license or other rights to duplicate or otherwise use the recorded materials (beyond that authorized in the initial engagement). Therefore, the Company's ability to market such materials as part of a tape library will require that the Company secure the originating party's consent to such use. As a matter of course, the Company will seek to secure such rights with respect to future client engagements. However, there can be no assurance that the Company will secure the necessary rights to use such materials in a timely manner or on terms which are commercially reasonable or favorable to the Company. The Company believes that through its role as a provider of on-site recordings, the Company can efficiently obtain mailing lists of conference attendees and use such lists to implement highly focused marketing for such materials to a base of "pre-screened" consumers. See "Risk Factors--Consent to Use Recorded Materials."

DUPLICATION SERVICES

    The Company's primary line of business involves the duplication of audio and video tapes. The duplication process begins with a prerecorded tape known as a "master." Pacific MultiMedia uses its duplicating equipment to reproduce multiple copies of the master, as specified by the client. The Company also handles all of the tasks and details necessary to produce a complete and attractive cassette package. Such services include designing and printing custom labels that are applied to each tape and packaging the final product in accordance with customer specifications.

    The Company currently operates three audio duplication systems and one video duplication system. Pacific MultiMedia's current duplication capacity is approximately 40,000 audio tapes per week and approximately 700 video tapes per week. The Company intends to expand capacity to up to 100,000 audio tapes and 12,500 video tapes per week through the addition of new equipment from the proceeds of the Offering. The Company duplicated approximately 700,000 audio tapes and 22,500 video tapes in 1996.

    The Company's duplication business specializes in relatively short production runs involving 1,000 to 10,000 units. This segment of the market is highly dependent on customer service. As a result, Pacific MultiMedia is well known in the industry as a service-oriented company willing to get intimately involved in the details associated with such small orders. Pacific MultiMedia's customers have responded with a high incidence of repeat business.

    Typical customers of the Company's duplication services include motivational speakers, investment advisors, spiritual leaders, musicians, medical professionals and experts in various other fields. These individuals produce audio and video tapes for a variety of purposes with the most common uses being resale and profit generation; training and professional development; promotion of businesses, products and services; and spiritual guidance. Other customers produce audio and video tapes as "value added" complements to other product offerings. Most customers sell their tapes through catalog, mail order and direct marketing channels. Other customers, such as multi-level marketing organizations, use the cassettes as a "give away" item in order to promote their businesses.

    The Company's audio and video duplicating pricing is largely a function of the component cost of the materials needed to produce the required quantity of tapes. The principal components of a duplication project include raw tape stock, cassette shells, labels, and non-essential items such as the packing box, pre-printed materials, shrink wrapping and other optional items. The Company presently purchases fixed length tape stock and uses subcontractors to load tapes. Management believes that the purchase of a tape loading machine and other planned equipment purchases will significantly reduce component costs and increase the gross profits of the duplication business.

ON-SITE (CONVENTION) RECORDING AND SALES

    The Company provides high quality, on-site duplication services for conventions and other public forums, such as conferences, seminars, religious revivals and other public events. Under contract with the event organizers, the Company records and duplicates audio and video tapes of the presentations made by featured speakers at the event. Prior to the end of the day, and usually within 20 minutes of the completion of the presentations, the event attendees are provided an opportunity to purchase an assortment package of audio recordings containing the presentations. Video tape recordings are duplicated and made available to the attendees within three to four hours of the completion of the presentations.

    At most large conventions and conferences, the attendees are permitted to select a fixed number of cassettes from the total number of recordings available. Audio cassette tapes sold by the Company generally range from $6.00 and $10.00 per tape and video tapes generally range from $15.00 to $30.00 per tape, depending on the quantity of tapes purchased. Most convention tape customers choose to purchase multiple tape packages which retail for approximately $50.00 to $80.00 for audio tapes and from $50.00 to $200.00 for video tapes.

SHIPPING & FULFILLMENT

    The Company maintains and operates a warehouse and fulfillment center that stores client-owned materials, including books, tapes, manuals, marketing materials and other media. Upon receipt of an order, Pacific MultiMedia packages and ships these materials in accordance with customer specifications. Pacific MultiMedia also drop ships materials in bulk to client-specified locations, usually the site of a client's speaking engagement, when such client wants to have materials on hand to sell directly.

STUDIO OPERATIONS

    The Company operates a multi-track recording facility within its Fullerton location. The studio is available for use on an hourly rental basis. Pacific MultiMedia's studio has been used to record and edit a wide variety of materials, including books on tape, home study courses, foreign language studies, sales motivation techniques, management techniques and self-improvement, and multi-level marketing organization promotions. In addition, the Company provides support and services beyond the initial recording session including editing, mastering and preparing tapes for duplication.

OTHER SERVICES

    The Company produces professional quality message on-hold systems (recorded messages that telephone callers hear when they are on-hold) to businesses and consumers. Message-On-Hold ("MOH") tape recordings are standard audio tape recordings developed in accordance with exact customer specifications. Most MOH recordings are produced in Pacific MultiMedia's recording studio with voice talent provided by Company personnel. These tapes are used with conventional hardware that plug into standard business telephone systems. Most MOH recordings are updated annually, thus creating recurring revenue opportunities for the Company.

SALES AND MARKETING

    The Company currently uses a variety of sales and marketing techniques to promote each segment of the business. However, much of the success of the Company's sales and marketing efforts results from its relationships with key personnel and organizations that have been maintained over the years. The Company intends to hire additional sales and marketing personnel which will be responsible for specific areas of the Company's business. The implementation of a focused marketing effort should enhance the Company's ability to capture market share in its targeted markets.

    The Company's management directly approaches speakers at conventions, conferences and trade shows in order to solicit duplication services and other applicable business. The Company's presence as a subcontractor of the conference organizer provides Pacific MultiMedia with credibility to most speakers. Many of these speakers are members of groups and organizations being promoted by the conference organizers. Members of these "affinity" groups often are inclined to do business with other members of the group.

    Pacific MultiMedia's success in marketing on-site recording services is largely a result of its long-term relationships with conference organizers. Pacific MultiMedia believes it has earned a reputation for dependability, quality, integrity and honesty. Accordingly, the Company has experienced a high degree of repeat business with several conference organizers. The Company also maintains relationships with audio visual equipment rental companies. Such companies are usually contacted by conference organizers to reserve equipment in advance of events. Key personnel at the equipment rental companies notify Pacific MultiMedia of many on-site recording, duplication and sales opportunities.

    The in-house studio is used by many potential duplication customers that management has solicited at conferences, conventions and trade shows. The Company also uses yellow page and trade advertisements to attract business promoters, local music groups, sales and marketing organizations, choreographers, and other potential users of its in-house studio.

EQUIPMENT

    Pacific MultiMedia currently operates three audio duplication systems and one video duplication system. Audio recordings can be duplicated in a shorter period of time than the length of the recording. However, the quality of the recording is largely a function of the duplication time. Ultra high quality recordings can be obtained on the Company's Telex 6120 XLP duplicator. The Telex 6120 can make 11 reproductions from each master in 1/8th the time of the original recording. For mass production projects which require less than ultra high quality, the Company utilizes a portable duplication system that can simultaneously reproduce 39 duplicate recordings from each master in 1/16th the time of the actual recording. The Company also utilizes a Sony audio duplication system that can simultaneously reproduce 51 recordings from each master at 1/16th the time of the actual recording.


    Video duplication is performed on a Sony video duplication system capable of simultaneously producing 20 videocassette copies from each master. Video duplication occurs in a real-time environment. Accordingly, videocassettes are duplicated in accordance with the length of the video. Pacific MultiMedia's video duplication system is portable, and it is frequently used in on-site duplication assignments.


COMPETITION

    The audio and video production, duplication and fulfillment industry is highly competitive and many of the Company's competitors have substantially greater name recognition, customer bases, and financial, marketing and management resources than the Company. In the audio and video tape duplication markets, the Company competes with Cassette Productions Unlimited, Inc., Fosdick Corporation and Audio Video Color Corporation which are larger, nationally-known companies which have financial and personnel resources substantially in excess of those of the Company's. In the on-site convention recording market, the Company competes with a number of smaller, regional companies such as Convention Cassettes Unlimited and Infomedix, both located in Southern California. Furthermore, the audio and video production, duplication and fulfillment business has relatively few barriers to entry. The Company attempts to compete based on offering quality service at a reasonable price. There can be no assurance, however, that the Company will be successful in improving or maintaining its competitive position against its existing competitors or that new competitors will not enter into the market. Any such failure to improve the Company's competitive position VIS-A-VIS existing competitors and/or the entry of significant new competitors into the Company's existing markets and targeted areas for expansion will have a material and adverse effect on the Company's ability to achieve its growth objectives. See "Risk Factors--Intense Competition."

FACILITIES

    The Company leases a 2,500 square foot two-story facility in Fullerton, California which it has possessed since the Company commenced operations in 1991. The facility contains a recording studio, editing/control room, duplication area, warehouse and administrative offices. The Company's most recent 3 year lease on the premises expired in December of 1996. At that time the Company elected not to enter into an additional long-term lease due to uncertainty over the Company's future needs and the planned opening of a Seattle, Washington facility. The Company currently operates on a month to month basis and pays approximately $1650 per month in rent. The Company's tenancy is terminable by either party on 90 days prior written notice. The Company believes its relations with the property owners are excellent and a long term lease is available to the Company.

    After the closing of this Offering, the Company intends to open a second production and fulfillment facility in the Seattle, Washington area. This facility will also house the Company's executive offices. The Company believes the Seattle market possesses demographics and characteristics which should be very favorable for the Company's business. While the Company has not identified specific space for its operations, it believes that suitable facilities are available at commercially reasonable rates. See "Risk Factors--Seattle Expansion; Dual Facilities."

EMPLOYEES

    The Company currently employs 7 persons, one in productions, two in assembly and fulfillment, two in accounting and office operations and two in marketing. None of the Company's employees are represented by labor unions or have a collective bargaining agreement. The Company believes its relationship with its employees is good.

LEGAL PROCEEDINGS

    The Company may from time to time become a party to various legal proceedings arising in the normal course of its business. The Company is not currently subject to any material legal proceedings.


THE PEARL SHARE EXCHANGE



    In connection with the Offering, the Company intends to effect the Pearl Share Exchange pursuant to which Pearl Financial will become a wholly-owned subsidiary of the Company. See "Risk Factors--The Reorganization" and "The Reorganization" for additional information with respect to the Pearl Share Exchange and Pearl Financial.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers key employees and directors of the Company are as follows:


NAME                                 AGE                                     POSITION
-----------------------------------  --- --------------------------------------------------------------------------------

James E. Campbell..................  45  President, Chief Executive Officer, Chief Financial Officer and Director

Craig D. Patterson.................  46  Vice President--California Operations and Director

Robert W. McMichael................  69  Director


    JAMES E. CAMPBELL, III has served as the Company's President, Chief Executive Officer and Chief Financial Officer since April 1997 and has been a director since the Company's organization in 1991. Along with Craig Patterson, Mr. Campbell founded the Company and he has served in a variety of management positions since such date and has been responsible for all management, financial and marketing operations of the Company. Prior to founding the Company, Mr. Campbell was employed by Tape Data Media, a division of McGraw-Hill and predecessor to the Company. At Tape Data Media, Mr. Campbell held a variety of technical responsibilities, including Chief Engineer responsible for managing all aspects of the engineering and recording operations.


    CRAIG D. PATTERSON has served as the Company's Vice President--California Operations since April 1997 and has been a director of the Company since September 1997. Along with Mr. Campbell, he founded the Company in 1991 and has served in a variety of management positions including President and has been a member of the Board of Directors. Mr. Patterson has over 20 years of experience in the sound engineering and recording industry. Prior to founding the Company, Mr. Patterson was a recording engineer at Tape Data Media where he handled production work on commercials.



    ROBERT W. MCMICHAEL has been a member of the Company's Board of Directors since April 1997. In 1950, he joined General Electric Company ("GE") where he spent 15 years in various financial management positions. From 1963 to 1976, Mr. McMichael held various financial and management positions with large manufacturing and food processing companies including Allis-Chalmers in Milwaukee, Wisconsin, International Multifoods in Minneapolis, Minnesota, Jeffery-Galion, Inc. in Columbus, Ohio and White Motor Corporation in Cleveland, Ohio. In 1976, Mr. McMichael purchased majority control of Trundle Consultants, Inc., a general management consulting firm in Cleveland, Ohio and served as a director and Chairman and Chief Executive Officer. At the same time he also became a director and Chairman and Chief Executive Officer of Computer Management, Inc., an affiliate of Trundle. In 1981, Mr. McMichael, with two other partners, founded and developed Bentley Village, Inc., a $50 million continuing-care retirement community in Naples, Florida. He served as a director and President, Chief Executive Officer and Chief Financial Officer of Bentley Village until 1986 and sold his interest therein in 1989. Since that time Mr. McMichael has been retired and living in Bonita Springs, Florida.


ELECTION OF DIRECTORS AND OFFICERS

    All members of the Company's Board of Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors and are elected annually. There are no family relationships among the directors or officers of the Company.

BOARD COMMITTEES AND COMPENSATION

    The Company's Board of Directors has two committees--an Audit Committee and a Compensation Committee.

    The Audit Committee consists of Messrs. McMichael and Campbell. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's internal control functions.



    The Compensation Committee consists of Messrs. Campbell and McMichael. The Compensation Committee administers the Company's Stock Option Plan and makes recommendations to the Board of Directors concerning compensation for executive officers and consultants of the Company.


    The Company's directors currently do not receive cash compensation for attendance at Board of Directors or committee meetings. However, in the future, non-employee directors who are not significant shareholders or representatives of significant shareholders may receive compensation for attendance and may be reimbursed for certain expenses in connection with attendance at board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1996, decisions regarding compensation of executive officers were made by the entire Board of Directors. Certain members of the Board of Directors have been party to transactions with the Company since January 1, 1994. See "Certain Transactions."

EXECUTIVE COMPENSATION

    The following table sets forth compensation earned during the fiscal year ended December 31, 1996 by the Company's Chief Executive Officer and by all directors and executive officers of the Company as a group. No executive officer received total salary and bonus during such year in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION            ---------------
                                             --------------------------------------    SECURITIES
                                                                      OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                   SALARY       BONUS      COMPENSATION     OPTIONS(#)      COMPENSATION
-------------------------------------------  ---------  ------------  -------------  ---------------  ---------------

James E. Campbell III
  Chief Executive Officer..................  $  21,637       --        $  17,034(1)        --               --
                                             ---------                -------------

All directors and executive officers
  (2 persons)..............................  $  44,979       --        $  28,068           --               --
                                             ---------                -------------
                                             ---------                -------------


------------------------


(1) Includes $11,033.52 attributable to equipment rental payments pursuant to equipment leases between the Company and Mr. Campbell and $6,000 of certain child care benefits paid by the Company.


STOCK OPTION PLAN

    In April 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "Option Plan") and reserved 750,000 shares of Common Stock for issuance upon exercise of options granted thereunder. The Option Plan is administered by the Compensation Committee of the Board of Directors. The Option Plan permits the Compensation Committee to select eligible persons to receive grants and to determine certain terms and conditions of such grants, including the vesting schedule and exercise price of each award, and whether such award will accelerate upon the occurrence of a change of control of the Company. Options may be granted with an option exercise price that is less than the then current market value of such stock. The Option Plan may be amended, suspended or terminated at any time as provided therein. However, the maximum number of shares that may be sold or issued under the Option Plan may not be increased without the approval of the Company's shareholders.

BONUS PLAN

    In April 1997, the Board of Directors adopted the 1997 Performance Bonus Plan (the "Bonus Plan") which is administered by the Compensation Committee of the Board of Directors. The Compensation Committee will select each year the executive officers of the Company who will be eligible to receive awards under the Bonus Plan. Upon achievement by the Company of certain targeted operating results or other performance goals, such as operating income, pre-tax income or net income, the Company will pay performance bonuses, the aggregate amounts of which will be determined annually based upon an objective formula. The actual amount of such bonuses may be proportionality greater or less than the target bonus established for each participant, to the same extent to which the Company's actual performance exceeds or falls short of the targeted goals.

EMPLOYMENT AGREEMENTS


    Prior to closing of the Offering, the Company intends to enter into an employment agreement with James E. Campbell, providing for a base salary of $65,000 per year, which will remain in effect for two years from the effective date of the agreement (July 1, 1997), unless terminated by either the Company or Mr. Campbell at any time and for any reason, with or without cause, upon 30 days notice to the other party. The agreement contains non-compete and confidentiality clauses and provides that, in the event Mr. Campbell's employment is terminated by the Company without cause, Mr. Campbell shall be entitled to receive a severance payment equal to three months base salary payable over three months. In addition, the Company intends to enter into an employment agreement with Craig Patterson, providing for a base salary of $40,000 per year, which will remain in effect for one year from the effective date of the agreement, unless terminated by either the Company or Mr. Patterson at any time and for any reason, with or without cause, upon 30 days notice to the other party. The agreement contains non-compete and confidentiality clauses and provides that, in the event Mr. Patterson's employment is terminated by the Company without cause, Mr. Patterson shall be entitled to receive a severance payment equal to one month base salary.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Section 23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also intends to secure a director's and officer's liability insurance policy prior to the closing of this Offering.

    The Company's Bylaws and Articles of Incorporation provide that the Company shall, to the full extent permitted by the Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contains a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

    The Company intends to enter into separate indemnification agreements with each of its directors and officers prior to Closing of the Offering. These agreements require the Company, among other things, to indemnify such individuals against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company believes that its Articles of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


BANKRUPTCY PROCEEDINGS OF AMERINATIONAL



    AmeriNational, which formerly was a wholly-owned subsidiary of Pearl Financial, is currently involved in bankruptcy proceedings in United States Bankruptcy Court for the Central District of California (San Fernando Valley) (Docket No. SV97-01537-GM). SIPC is supervising the liquidation of Amerinational pursuant to the Securities Investor Protection Act. Mr. McMichael owns a majority of the outstanding stock of Pearl Financial. Pearl Financial will become a subsidiary of the Company upon completion of the Reorganization. See "Risk Factors--Bankruptcy Proceedings of Amerinational."


                              CERTAIN TRANSACTIONS

    From time to time, the Company has made salary advances to James Campbell and Craig Patterson which are due on demand. Officer receivables for the years ended December 31, 1996 and 1995 amounted to $20,730 and $18,957, respectively.


    In 1996 and 1995, the Company leased certain equipment from Messrs. Campbell and Patterson under terms of a noncancelable operating lease. Rental expense to these officers amounted to $22,072 in each of the years ended December 31, 1996 and 1995. These leases will terminate on December 31, 1997 and the leased assets will be contributed to the capital of the Company.



    Upon closing of the Offering, the Company intends to distribute the S Distribution to the current shareholders of the Company. See "S Corporation Matters." In addition, prior to the closing of this Offering, the Company intends to enter into the Stock Redemption Agreement with Craig Patterson pursuant to which the Company will repurchase 37,000 shares of common stock of Pacific Audio California held by Mr. Patterson in exchange for a cash payment of $37,000, options to purchase 20,000 shares of Common Stock at an exercise price of $5.00 per share and the Employment Agreement referred to above. See "Management--Employment Agreements."


    All future transactions with affiliates of the Company will be on terms no more favorable to the affiliate than those available from unaffiliated third parties and must be approved by a majority of the disinterested directors of the Company.

                             PRINCIPAL SHAREHOLDERS


    The following table sets forth the pro forma beneficial ownership of the Common Stock as of July 31, 1997 (assuming consummation of the Reorganization at such date), by (i) each person or entity known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. The address of each 5% beneficial owner is 2477 E. Orangethorpe Avenue, Fullerton, California 92631. The following share information assumes and has been adjusted to reflect the consummation of the Pearl Share Exchange and assumes the issuance by the Company of 3,330,000 shares of Common Stock as Exchange Consideration. See "The Reorganization." See "Management" for each individual's position with the Company.



                                                           SHARES BENEFICIALLY
                                                               OWNED PRIOR               SHARES BENEFICIALLY OWNED
                                                           TO THE OFFERING(1)              AFTER THE OFFERING(1)
                                                         -----------------------  ----------------------------------------
                                                           NUMBER      PERCENT      NUMBER
                                                         ----------  -----------  ----------
                                                                                                        PERCENT
                                                                                              ----------------------------
NAME                                                                                             MAXIMUM        MINIMUM
                                                                                              -------------  -------------

Robert W. McMichael....................................   2,622,000       69.9%    2,622,000        52.4%          58.3%

James E. Campbell III..................................     400,000       10.7       400,000         8.0            8.9

Craig D. Patterson(2)..................................      40,000        1.1        40,000         *              *

All executive officers and directors as a group (3
  persons).............................................   3,062,000       81.7     3,062,000        61.2           68.0


------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


(2) Includes currently exercisable options to acquire 20,000 shares of Common Stock at an exercise price of $5.00 per share.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value per share and 5,000,000 shares of Preferred Stock.

COMMON STOCK


    As of July 31, 1997, there were 100,000 shares of Common Stock outstanding held by two shareholders of record and there were no shares of Preferred Stock outstanding. Assuming consummation of the Reorganization as of July 31, 1997, there were 3,750,000 shares of Common Stock outstanding held by approximately 35 shareholders of record. There will be 5,000,000 shares (assuming Maximum) or 4,500,000 shares (assuming Minimum) of Common Stock outstanding after giving effect to the sale of 1,250,000 shares (Maximum) or 750,000 (Minimum) of Common Stock offered hereby and after giving effect to the Reorganization.


    The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders, including the election of directors, and do not have cumulative voting rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock shall be entitled to receive pro rata all of the assets of the Company available for distribution to its shareholders. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable, and shares of Common Stock to be issued pursuant to this Offering shall be fully paid and nonassessable.

PREFERRED STOCK

    Pursuant to its Articles of Incorporation, the Company is authorized to issue 5,000,000 shares of preferred stock (the "Preferred Stock"), which may be issued from time to time in one or more classes or series or both upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each class or series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock. The Company has no current plans to issue any Preferred Stock.

CERTAIN ARTICLES OF INCORPORATION, BYLAWS, AND STATUTORY PROVISIONS AFFECTING
  SHAREHOLDERS

    SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN
CONSENT. The Company's Articles of Incorporation require that any action required or permitted to be taken by the Company's shareholders may be effected at a duly called annual or special meeting of shareholders or by consent in writing. Additionally, the Articles of Incorporation and Bylaws require that special meetings of the shareholders of the Company may be called by a majority of the Board of Directors or an authorized committee thereof or one or more shareholders holding 20% or more of the outstanding shares of Common Stock.

    ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Company's Bylaws provide that shareholders seeking to bring business before or to nominate directors at any meeting of shareholders must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than (i) with respect to an annual meeting, 120 calendar days in advance of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice must be received by the Company a reasonable time before the Company's proxy statement is to be released and (ii) with respect to a special meeting of shareholders, a reasonable time before the Company's proxy statement is to be released. The Bylaws also specify certain requirements for a shareholder's notice to be in proper written form. These provisions may preclude some shareholders from bringing matters before the shareholders or from making nominations for directors.

    DIRECTOR AND OFFICER INDEMNIFICATION. The Washington Business Act provides that a Washington corporation may include provisions in its articles of incorporation relieving each of its directors of monetary liability arising out of his or her conduct as a director for breach of his or her fiduciary duty except liability for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct violating
Section 23B.08.310 of the Washington Business Act (which section relates to unlawful distributions) or (iii) any transaction from which a director will personally receive a benefit in money, property or services to which the director was not legally entitled. The Company's Articles of Incorporation include such provisions.

    The Company's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the Washington Business Act, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors and officers, and may so indemnify and advance expenses to each of its current and former employees and agents. The Company believes the foregoing provisions are necessary to attract and retain qualified persons as directors and officers. Prior to the consummation of the Offerings, the Company intends to enter into separate indemnification agreements with each of its directors and executive officers in order to effectuate such provisions.

    RESTRICTIONS ON CHANGE OF CONTROL. Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Revised Code of Washington ("RCW"), prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions," with an "acquiring person" who acquired more than 10% of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction is approved by a majority of the members of the target corporation's board of directors prior to the date of the transaction or unless the aggregate amount of the cash and market value of non-cash consideration received by the holders of outstanding shares of any class or series of stock of the target corporation is equal to certain minimum amounts. Such transactions include, among others, a merger with, dispositions of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. Such prohibitions do not apply to any shareholders who beneficially owned ten percent or more of the Company's outstanding voting securities prior to the time the Common Stock was registered with the Securities and Exchange Commission pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended. For purposes of Chapter 23B.19, upon consummation of the Offering the Company will be a "target corporation." The Company may not exempt itself from coverage of Chapter 23B.19.

STOCK TRANSFER AGENT AND REGISTRAR


    The stock transfer agent and registrar for the Company's Common Stock is TranSecurities International, Inc., Spokane, Washington.



                        SHARES ELIGIBLE FOR FUTURE SALE



    Prior to this Offering, there has been no market for the Common Stock of the Company. Upon completion of the Offering, the Company intends to list the Common Stock on the PSE SCOR/Reg A marketplace. However, no assurance can be made that an active trading market will develop, or if one does develop, that it will be maintained. Many of the issuers listed on the PSE experience light trading volume and limited liquidity, especially issuers listed on the SCOR/Reg A marketplace. Therefore, future sales of substantial amounts of Common Stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this Offering because of certain contractual and legal restrictions on resale (as described below), sales of substantial amounts of Common Stock of the Company in the public market after the restrictions lapse could adversely affect the prevailing market price and the ability of the Company to raise equity in the future.



    Upon completion of this Offering, the Company will have outstanding an aggregate of 5,000,000 shares (Maximum) or 4,500,000 shares (Minimum) of Common Stock. The shares sold in this Offering will be freely tradable without restriction or further registration under the Federal Securities Act, unless purchased by an "affiliate" of the Company, as that term is defined in Rule 144 under the Securities Act (an "Affiliate"). However, the shares to be sold in the Offering have been registered or qualified for sale in only a limited number of states (currently limited to California, Colorado and Florida) and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered or qualified unless they are subsequently registered or qualified or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer. The Company has undertaken to the California Department of Corporations not to apply for a secondary trading exemption under Section 25101(b) of the California Corporations Code (which would permit resales of the shares sold in the Offering to California residents) for at least 90 days following completion of the Offering. The remaining 3,750,000 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, including, but not limited to Rule 144 under the Securities Act which is summarized below. Sales of the Restricted Shares in the public market, or the availability of such shares for sale, could adversely affect the market price of the Common Stock.



    In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner except an Affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding; or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an Affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an Affiliate), is entitled to sell such shares without complying with the manner of sale, public information volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this Offering.



    The Company has reserved 750,000 shares of Common Stock for issuance under the Option Plan. The Company may file one or more registration statements on Form S-8 under the Securities Act to register all of the shares of Common Stock issuable pursuant to the Option Plan. Accordingly, as such shares are registered under such registration statements they will be, subject to Rule 144 volume limitations applicable to Affiliates, available for sale in the open market, except to the extent that such shares are subject to vesting restrictions with the Company or other contractual restrictions. See "Management-- Stock Option Plan."

                                  UNDERWRITING


    The Common Stock will be offered for sale through Tradeway Securities Group, Inc. as Underwriter on a best efforts basis without any underwriting commitment for an Offering Period ending November 30, 1997, subject to extension for up to an additional 90 days in the discretion of the Company, at $5.00 per share. The Offering is being conducted on a Minimum/Maximum basis. No shares will be sold unless the Company receives and accepts subscriptions for a Minimum of 750,000 shares of Common Stock and the Offering is limited to a Maximum of 1,250,000 shares of Common Stock.



    As compensation in connection with the Offering, the Company will pay to the Underwriter cash compensation in the amount of $0.40 per share sold and warrants to purchase one share of Common Stock for every 12.5 shares sold in the Offering (an aggregate of 100,000 shares if the Maximum is met and 60,000 shares of the Minimum is met) at an exercise price equal to the initial public offering price (the "Underwriter Warrants"). The Underwriter Warrants expire five years from the date of closing of the Offering (the "Closing Date"). The shares subject to purchase under the Underwriter Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the Closing Date (except as otherwise permitted under Rule 2710(c)(7)(A) of the NASD Conduct Rules).



    Pearl Financial, which will become an affiliate of the Company upon completion of the Reorganization, has borrowed funds sufficient to advance expenses relating to the Reorganization and the Offering. Pearl Financial will be reimbursed by the Company for such expenses from the gross proceeds of the Offering, all which amount will be used by Pearl Financial to pay down debt incurred in funding the Offering expenses. See "The Reorganization" and "Certain Transactions."


    The Company, all of its executive officers and directors who own Common Stock and certain beneficial owners of the Common Stock have agreed, subject to certain exceptions, not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, now or hereafter acquired, for a period of up to 180 days after the date of this Prospectus without the prior written consent of the Underwriter. Together, such shareholders own an aggregate of 3,750,000 shares of Common Stock.

    The offering price for the shares of Common Stock offered hereby has been determined by the Company based on the Company's prospects for future growth and bears little relationship to assets, earnings, net worth or any other traditional objective criteria of value. See "Risk Factors--Determination of Offering Price."


    The shares of Common Stock are offered when, as and if subscriptions therefor are accepted by the Company, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to approval by counsel of certain legal matters.



    Other than as set forth above, no commissions or other fees will be paid, directly or indirectly, by the Company, any affiliate of the foregoing or any shareholder or officer of any of the foregoing, to any person in connection with the solicitation of purchasers for the Common Stock.



    Although acting solely on a best efforts basis, the Underwriter will constitute an "underwriter" of the Common Stock for purposes of the Securities Act of 1933. In the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities that the Underwriter may incur in connection with the offering and sale of the Common Stock, including liabilities under the Securities Act.



                             SUBSCRIPTION PROCEDURE


    In order to purchase Common Stock, an investor must complete and execute a copy of the Subscription Agreement attached hereto as Exhibit A and deliver or mail such completed Subscription Agreement along with a check or wire transfer for the full subscription amount in accordance with the instructions set forth in the Subscription Agreement. Checks should be made payable to "First Trust N.A., as Escrow Agent for Pacific MultiMedia, Inc." All subscriptions will be forwarded to the Escrow Agent as soon as reasonably practicable following their receipt. The Company shall determine, in its sole discretion, whether to accept or reject any tendered subscription, in whole or in part. California residents must satisfy minimum suitability requirements set forth in Section 5(c) of the Subscription Agreement.


    Each subscriber will be paid the interest actually earned on his subscription funds while such funds are held in escrow; provided that, in the case of accepted subscriptions, interest earned on a subscription while held in escrow will be paid to the Company when the shares of Common Stock are sold. When interest in respect of subscription funds while held in escrow and subscriptions themselves (if a subscription is rejected or the offering is terminated without any Common Stock being sold) are returned to subscribers, such payments will be effected by check. Subscription funds will be invested, to the extent practicable, in money market instruments or comparable instruments while held in escrow pending investment in the Common Stock and, accordingly, will earn interest at the prevailing rates on such investments. No fees will be charged on any subscriptions while held in escrow.


    If this Offering is terminated without any Common Stock being sold, or a subscriber's subscription is rejected, all funds remitted by the subscriber, plus all interest actually earned thereon while held in escrow, will be returned as soon thereafter as practicable (but in no event more than 30 calendar days after such termination or rejection). Subscribers will be notified prior to the return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.


                                 LEGAL MATTERS


    The validity of the Common Stock offered hereby will be passed upon for the Company by Preston Gates & Ellis LLP, Seattle, Washington.


                                    EXPERTS


    The financial statements of Pacific Audio Recording, Inc., as of December 31, 1995 and 1996 and of Pearl Financial, Inc. as of December 31, 1996 have been audited by Moore Stephens Frazer & Torbet, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement. Such financial statements have been included herein in reliance on their report given on their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

    The Company intends to furnish to its shareholders annual reports containing audited financial statements, with an opinion thereon expressed by an independent certified public accounting firm, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

    The Company has filed with the Commission a Registration Statement (including any amendments thereto) on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS
                         PACIFIC AUDIO RECORDING, INC.



ANNUAL AUDITED FINANCIAL INFORMATION

Audit Report of Independent Auditors.................................................        F-2

Balance Sheets at December 31, 1995 and 1996.........................................        F-3

Statements of Income and Retained Earnings for the years ended December 31, 1995 and
  1996...............................................................................        F-4

Statements of Cash Flows for the years ended December 31, 1995 and 1996..............        F-5

Notes to Audited Financial Statements................................................        F-6

INTERIM UNAUDITED FINANCIAL INFORMATION

Compilation Report of Independent Auditors...........................................        F-9

Balance Sheets as of June 30, 1996 and 1997..........................................       F-10

Statements of Income for the six months ended June 30, 1996 and 1997.................       F-11

Statements of Shareholders' Equity for the six months ended June 30, 1996 and 1997...       F-12

Statements of Cash Flows for the six months ended June 30, 1996 and 1997.............       F-13

Notes to Unaudited Financial Statements..............................................       F-14



                             PEARL FINANCIAL, INC.



ANNUAL AUDITED FINANCIAL INFORMATION

Audit Report of Independent Auditors.................................................       F-18

Balance Sheet at December 31, 1996...................................................       F-19

Notes to Audited Financial Statements................................................       F-20

INTERIM UNAUDITED FINANCIAL INFORMATION

Compilation Report of Independent Auditors...........................................       F-21

Balance Sheet at June 30, 1997.......................................................       F-22

Statement of Operations and Retained Earnings (Deficit) for the six months ended June
  30, 1997...........................................................................       F-23

Statement of Cash Flows for the six months ended June 30, 1997.......................       F-24

Notes to Unaudited Financial Statements..............................................       F-25

                      AUDIT REPORT OF INDEPENDENT AUDITORS


The Shareholders
Pacific Audio Recording, Inc.
Fullerton, California



    We have audited the accompanying balance sheets of Pacific Audio Recording, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Audio Recording, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                      /s/ MOORE STEPHENS FRAZER AND TORBET, LLP

                                      Certified Public Accountants

March 11, 1997

                         PACIFIC AUDIO RECORDING, INC.


                                 BALANCE SHEETS

                         AT DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                                                               1995        1996
                                                                                            ----------  ----------
CURRENT ASSETS:
  Cash....................................................................................  $    4,536  $   35,390
  Accounts receivable, net of allowance for doubtful accounts of $250.....................      30,888      42,740
  Inventories.............................................................................       9,874      12,555
  Receivables from Pearl Financial Services, Inc..........................................                  28,108
  Receivables from officers...............................................................      18,957      20,730
                                                                                            ----------  ----------
    Total current assets..................................................................  $   64,255  $  139,523
                                                                                            ----------  ----------
PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements..................................................................  $    1,894  $    1,894
  Machinery and equipment.................................................................      54,004      82,435
  Furniture and Fixtures..................................................................       7,474       7,724
                                                                                            ----------  ----------
    Totals................................................................................  $   63,372  $   92,053
  Less accumulated depreciation...........................................................      22,614      30,204
                                                                                            ----------  ----------
    Property and equipment, net...........................................................  $   40,758  $   61,849
                                                                                            ----------  ----------
OTHER ASSETS:
  Deposits................................................................................  $    3,184  $    3,852
  Organization costs, net.................................................................          46
                                                                                            ----------  ----------
    Total other assets....................................................................  $    3,230  $    3,852
                                                                                            ----------  ----------
      Total assets........................................................................  $  108,243  $  205,224
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, trade.................................................................  $   39,482  $   99,142
  Accrued liabilities.....................................................................      29,558      13,266
  Current portion of capital lease liability..............................................       6,894      12,347
  Income taxes payable....................................................................         853
                                                                                            ----------  ----------
    Total current liabilities.............................................................  $   76,787  $  124,755
                                                                                            ----------  ----------
LONG-TERM LIABILITIES:
  Capital lease liability.................................................................  $   18,056  $   28,021
                                                                                            ----------  ----------
SHAREHOLDERS' EQUITY:
  Capital stock, $.01 par value, 1,000,000 shares authorized, 100,000 issued and
    outstanding...........................................................................  $    1,000  $    1,000
  Retained earnings, Exhibit B............................................................      12,400      51,448
                                                                                            ----------  ----------
    Total shareholders' equity............................................................  $   13,400  $   52,448
                                                                                            ----------  ----------
      Total liabilities and shareholders' equity..........................................  $  108,243  $  205,224
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The accompanying notes are an integral part of this financial statement.

                         PACIFIC AUDIO RECORDING, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                                           1995                     1996
                                                                 ------------------------  -----------------------
                                                                   AMOUNT      PERCENT       AMOUNT      PERCENT
                                                                 ----------  ------------  ----------  -----------
SALES, NET.....................................................  $  352,611       100.0 %  $  773,590       100.0%
COST OF SALES..................................................     212,672        60.3       478,817        61.9
                                                                 ----------       -----    ----------       -----
GROSS PROFIT ON SALES..........................................     139,939        39.7       294,773        38.1
                                                                 ----------       -----    ----------       -----
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...................     140,729        39.9       255,345        33.0
                                                                 ----------       -----    ----------       -----
OPERATING (LOSS) INCOME........................................        (790)        (.2)       39,428         5.1
OTHER INCOME, NET OF OTHER EXPENSES............................       2,241          .6           420
                                                                 ----------       -----    ----------       -----
INCOME BEFORE STATE INCOME TAXES...............................       1,451          .4        39,848         5.1
PROVISION FOR STATE INCOME TAXES...............................         800          .2           800          .1
                                                                 ----------       -----    ----------       -----
NET INCOME.....................................................         651          .2 %      39,048         5.0%
                                                                 ----------       -----    ----------       -----
                                                                                  -----                     -----
RETAINED EARNINGS, beginning of year...........................      11,749                    12,400
                                                                 ----------                ----------
RETAINED EARNINGS, end of year.................................  $   12,400                $   51,448
                                                                 ----------                ----------
                                                                 ----------                ----------
PRO FORMA ADJUSTMENTS:
HISTORICAL INCOME BEFORE INCOME TAXES..........................  $    1,451          .4 %      39,848         5.1%
PRO FORMA PROVISIONS FOR INCOME TAXES..........................         800          .2         9,100         1.1
                                                                 ----------       -----    ----------       -----
PRO FORMA NET INCOME...........................................         651          .2        30,748         4.0
                                                                                  -----                     -----
                                                                                  -----                     -----
PRO FORMA EARNINGS PER SHARE...................................  $      .00                $      .31
                                                                 ----------                ----------
                                                                 ----------                ----------

    The accompanying notes are an integral part of this financial statement.

                         PACIFIC AUDIO RECORDING, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                                               1995        1996
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................................  $      651  $   39,048
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................       6,343       7,836
    Gain on retirement of assets..........................................................        (650)       (416)
    Increase in accounts receivable.......................................................     (10,267)    (11,852)
    Increase in receivables from officers.................................................      (3,089)     (1,773)
    Decrease (increase) in inventories....................................................       4,611      (2,681)
    Increase in receivable from Pearl Financial Services, Inc.............................                 (28,108)
    Increase in deposits..................................................................                    (668)
    Increase in accounts payable and accrued liabilities..................................      17,004      43,368
    Decrease in income taxes payable......................................................                    (853)
                                                                                            ----------  ----------
    Net cash provided by operating activities.............................................  $   14,603  $   43,901
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to plant and equipment........................................................  $   (1,178) $   (4,404)
  Proceeds from sale of property and equipment............................................         650         500
                                                                                            ----------  ----------
    Net cash used in investing activities.................................................  $     (528) $   (3,904)
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in bank overdraft..............................................................  $   (1,535) $
  Repayment of note payable...............................................................      (2,561)
  Principal repayment of capital lease....................................................      (5,636)     (9,143)
                                                                                            ----------  ----------
    Net cash used in financing activities.................................................  $   (9,732) $   (9,143)
                                                                                            ----------  ----------
NET INCREASE IN CASH......................................................................  $    4,343  $   30,854
CASH, beginning of year...................................................................         193       4,536
                                                                                            ----------  ----------
CASH, end of year.........................................................................  $    4,536  $   35,390
                                                                                            ----------  ----------
                                                                                            ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW AND NON-CASH FLOW INFORMATION:
  Interest paid...........................................................................  $    7,139  $    7,818
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Income taxes paid.......................................................................  $      800  $      800
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Assets acquired under capital lease.....................................................  $           $   24,561
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The accompanying notes are an integral part of this financial statement.

                         PACIFIC AUDIO RECORDING, INC.


                     NOTES TO AUDITED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    a.  NATURE OF BUSINESS


    Pacific Audio Recording, Inc. (the "Company") was incorporated in California in 1991. The Company provides duplication services to producers of audio and video recordings.


    b.  INVENTORIES

    Inventories are stated at lower of cost or market on a first-in, first-out basis.

    c.  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation, which includes amortization of assets under capital leases, is based on the straight-line method over the estimated useful lives of the assets.

    The net gain or loss on equipment and vehicles disposed of is removed from the accounts and the resultant gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.

    Depreciation expense for the years ended December 31, 1995 and 1996 amounted to $6,233 and $7,791, respectively.

    d.  INCOME TAXES

    The Company, with the consent of its shareholders, has elected to be taxed under section 1362(a) of the Internal Revenue Code (S Corporation) which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Corporation's taxable income. The Company has also elected to be taxed as an S Corporation under provisions of the California Tax Code which require that the income or loss of the corporation be partially passed through to the shareholders, while income is taxed at a reduced rate at the corporate level. The Company accounts for income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109.

    SFAS 109 uses the asset and liability method which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities. There were no material deferred tax items at December 31, 1995 and 1996 and, accordingly, no provision has been made for such items.

    e.  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

    f.  CONCENTRATION OF CREDIT RISK

    The Company sells its products primarily to customers located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition. The Company estimates its potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which the revenues are recognized. Actual losses may differ from the Company's estimates.

                         PACIFIC AUDIO RECORDING, INC.

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    For the years ended December 31, 1995 and 1996, the Company's five largest customers accounted for approximately 62% and 72% of the Company's sales, respectively.


    For the year ended December 31, 1996, sales to three customers amounted to approximately $158,600, $134,200 and $126,400 representing 21%, 17% and 16% of the Company's net sales, respectively. For the year ended December 31, 1995, sales to two customers amounted to approximately $83,800 and $37,900 representing 24% and 11% of the Company's net sales, respectively.


    Financial instruments potentially subject to concentration of credit risk consist of trade receivables. At December 31, 1995 and 1996, five of the Company's customers accounted for 74% and 93% of the total receivables, respectively.

    g.  REVENUE RECOGNITION


    Revenue is recognized at the date of shipment or when services are completed.


    h.  EARNINGS PER SHARE

    Earnings per share is based on the weighted average number of common shares outstanding in each period.

    As stated in Note 1 item d, the Company has elected to be taxed under section 1362(a) of the Internal Revenue Code (S Corporation) which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Corporation's taxable income. A pro forma provision for income taxes has been calculated for the years ended December 31, 1995 and 1996 to reflect the income taxes which would have applied if the Company had been taxed at C-corporation rates in effect for those years. The earnings per share amounts are based on the pro-forma amounts using C-corporation rates.

(2)  LEASE OBLIGATIONS

    The Company is obligated under operating leases expiring in 1997 for its office facility and automobiles.

    The Company leases equipment under operating leases from related parties which expire in 1997.

    The Company leases equipment under capital leases which are included in machinery and equipment in the accompanying balance sheet. The amount of machinery and equipment under such arrangements included in these financial statements consisted of the following as of December 31:

                                                                            1995       1996
                                                                          ---------  ---------
Machinery and equipment.................................................  $  36,055  $  60,616
Less accumulated depreciation...........................................      7,425     12,236
                                                                          ---------  ---------
    Total...............................................................  $  28,630  $  48,380
                                                                          ---------  ---------
                                                                          ---------  ---------

                         PACIFIC AUDIO RECORDING, INC.

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

(2)  LEASE OBLIGATIONS (CONTINUED)
    Minimum lease commitments on all noncancelable leases for office facility, equipment and vehicles as of December 31, 1996 are as follows:

YEAR ENDING                                                                OPERATING    CAPITAL
DECEMBER 31,                                                                LEASES      LEASES
------------------------------------------------------------------------  -----------  ---------
1997....................................................................   $  16,554   $  19,377
1998....................................................................                  18,682
1999....................................................................                   7,469
2000....................................................................                   6,690
2001....................................................................                   2,791
                                                                          -----------  ---------
  Totals................................................................   $  16,554   $  55,009
                                                                          -----------  ---------
                                                                          -----------  ---------
    Less amount representing interest...................................                  14,641
                                                                                       ---------
    Present value of minimum lease payments.............................               $  40,368
                                                                                       ---------
                                                                                       ---------

    Total rental expense, including related party rental expense of $22,072 in each of the years ended December 31, 1995 and 1996, amounted to $44,211 and $38,777, respectively.


(3)  RELATED PARTY TRANSACTIONS


    Receivables from officers consist of salary advances to officers which are due on demand. Officer receivables for the years ended December 31, 1995 and 1996 amounted to $18,957 and $20,730, respectively,

    The Company leases certain equipment from officers under terms of a noncancelable operating lease. Rental expense to related parties amounted to $22,072 in each of the years ended December 31, 1995 and 1996.

    At December 31, 1996, the Company had a receivable in the amount of $28,108 from Pearl Financial Services, Inc., a company currently negotiating with the Company in connection with a proposed share exchange. The receivable relates to the reimbursement of expenses incurred by the Company in connection with a contemplated public offering of its Common Stock.


(4)  THE OFFERING, PEARL SHARE EXCHANGE AND REINCORPORATION



    The Company is currently engaged in plans for an initial public offering of its Common Stock (the "Offering"). In connection with the Offering, the Company contemplates effecting a share exchange (the "Pearl Share Exchange") with the holders of outstanding stock of Pearl Financial Services, Inc. ("Pearl") with the result that Pearl will become a wholly-owned subsidiary of the Company. In addition, the Company contemplates effecting a reincorporation merger with a newly-formed, wholly-owned subsidiary of the Company (the "Reincorporation") after which the Company will become a Washington corporation and will change its name to Pacific MultiMedia, Inc.

                   COMPILATION REPORT OF INDEPENDENT AUDITORS



The Shareholders
Pacific Audio Recording, Inc.
Fullerton, California



    We have compiled the accompanying balance sheet of Pacific Audio Recording, Inc. as of June 30, 1996 and 1997 and the related statements of income, shareholders' equity, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.



    A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplemental schedules and, accordingly, do not express an opinion or any other form of assurance on them.



                                      /s/ MOORE STEPHENS FRAZER AND TORBET, LLP
                                      Certified Public Accountants



August 7, 1997

                         PACIFIC AUDIO RECORDING, INC.



                                 BALANCE SHEETS



                          AS OF JUNE 30, 1996 AND 1997
                     (SEE ACCOUNTANTS' COMPILATION REPORT)



                                                                                               1996        1997
                                                                                            ----------  ----------
                                                      ASSETS

CURRENT ASSETS:
  Cash....................................................................................  $   12,533  $   15,367
  Accounts receivable, net of allowance for doubtful accounts of $250.....................      47,818      20,548
  Inventories.............................................................................      14,180       9,788
  Receivable from Pearl Financial Services, Inc...........................................                  15,065
  Receivables from officers...............................................................      19,431      26,671
                                                                                            ----------  ----------
    Total current assets..................................................................  $   93,962  $   87,439
                                                                                            ----------  ----------
                                                                                            ----------  ----------
PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements..................................................................  $    1,894  $    1,894
  Machinery and equipment.................................................................      76,742      98,730
  Furniture and fixtures..................................................................       7,724       7,724
                                                                                            ----------  ----------
    Totals................................................................................  $   86,360  $  108,348
  Less accumulated depreciation...........................................................      26,059      35,635
                                                                                            ----------  ----------
      Property and equipment, net.........................................................  $   60,301  $   72,713
                                                                                            ----------  ----------

OTHER ASSETS:
  Deposits................................................................................  $    3,741  $    3,852
                                                                                            ----------  ----------
    Total other assets....................................................................  $    3,741  $    3,852
                                                                                            ----------  ----------
      Total assets........................................................................  $  158,004  $  164,004
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, trade.................................................................  $   35,457  $   18,701
  Accrued liabilities.....................................................................      25,230      12,267
  Current portion of capital lease liability..............................................      10,509      13,667
  Income taxes payable....................................................................         853          30
                                                                                            ----------  ----------
    Total current liabilities.............................................................  $   72,049  $   44,665
                                                                                            ----------  ----------
LONG-TERM LIABILITIES:
  Capital lease liability.................................................................  $   32,418  $   20,840
                                                                                            ----------  ----------
SHAREHOLDERS' EQUITY:
  Capital stock, $.01 par value, 1,000,000 shares authorized, 100,000 shares issued and
    outstanding...........................................................................  $    1,000  $    1,000
  Retained earnings, Exhibit C............................................................      52,537      97,499
                                                                                            ----------  ----------
    Total shareholders' equity............................................................  $   53,537  $   98,499
                                                                                            ----------  ----------
      Total liabilities and shareholders' equity..........................................  $  158,004  $  164,004
                                                                                            ----------  ----------
                                                                                            ----------  ----------



         The accompanying notes are an integral part of this statement.

                         PACIFIC AUDIO RECORDING, INC.



                              STATEMENTS OF INCOME



                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                     (SEE ACCOUNTANTS' COMPILATION REPORT)



                                                                               1996                     1997
                                                                      -----------------------  -----------------------
                                                                        AMOUNT      PERCENT      AMOUNT      PERCENT
                                                                      ----------  -----------  ----------  -----------
SALES, NET..........................................................  $  331,647      100.0%   $  338,275      100.0%
COST OF SALES.......................................................     209,147       63.1       185,524       54.9
                                                                      ----------      -----    ----------      -----
GROSS PROFIT ON SALES...............................................  $  122,500       36.9%   $  152,751       45.1%
                                                                      ----------      -----    ----------      -----
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................................................  $   81,563       24.6%   $  105,900       31.3%
                                                                      ----------      -----    ----------      -----
OPERATING INCOME....................................................  $   40,937       12.3%   $   46,851       13.8%
PROVISION FOR STATE INCOME TAXES....................................         800        0.2           800        0.2
                                                                      ----------      -----    ----------      -----
NET INCOME..........................................................  $   40,137       12.1%   $   46,051       13.6%
                                                                      ----------      -----    ----------      -----
                                                                      ----------      -----    ----------      -----
PRO FORMA ADJUSTMENTS:
HISTORICAL INCOME BEFORE INCOME TAXES...............................  $   40,937       12.3%   $   46,851       13.8%
PRO FORMA PROVISION FOR INCOME TAXES................................      10,400        3.1        12,900        3.8
                                                                      ----------      -----    ----------      -----
PRO FORMA NET INCOME................................................  $   30,537        9.2%   $   33,951       10.0%
                                                                      ----------      -----    ----------      -----
                                                                      ----------      -----    ----------      -----
PRO FORMA EARNINGS PER SHARE........................................  $      .30               $      .34
                                                                      ----------               ----------
                                                                      ----------               ----------



         The accompanying notes are an integral part of this statement.

                         PACIFIC AUDIO RECORDING, INC.



                       STATEMENTS OF SHAREHOLDERS' EQUITY



                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                     (SEE ACCOUNTANTS' COMPILATION REPORT)



                                                                        COMMON STOCK
                                                                   ----------------------
                                                                    NUMBER OF                             TOTAL
                                                                     SHARES                RETAINED   SHAREHOLDERS'
                                                                   OUTSTANDING   AMOUNT    EARNINGS      EQUITY
                                                                   -----------  ---------  ---------  -------------
BALANCES, January 1, 1996........................................     100,000   $   1,000  $  12,400   $    13,400
  Net income.....................................................                             40,137        40,137
                                                                   -----------  ---------  ---------  -------------
BALANCES, June 30, 1996..........................................     100,000   $   1,000  $  52,537   $    53,537
                                                                   -----------  ---------  ---------  -------------
                                                                   -----------  ---------  ---------  -------------
BALANCES, January 1, 1997........................................     100,000   $   1,000  $  51,448   $    52,448
  Net Income.....................................................                             46,051        46,051
                                                                   -----------  ---------  ---------  -------------
BALANCES, June 30, 1997..........................................     100,000   $   1,000  $  97,499   $    98,499
                                                                   -----------  ---------  ---------  -------------
                                                                   -----------  ---------  ---------  -------------



         The accompanying notes are an integral part of this statement.

                         PACIFIC AUDIO RECORDING, INC.



                            STATEMENTS OF CASH FLOWS



                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                     (SEE ACCOUNTANTS' COMPILATION REPORT)



                                                                                               1996        1997
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................................  $   40,137  $   46,051
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................       3,491       5,431
    Decrease (increase) in accounts receivable............................................     (16,930)     22,192
    Increase in receivables from officers.................................................        (474)     (5,941)
    Decrease (increase) in inventories....................................................      (4,306)      2,767
    Decrease in receivable from Pearl Financial Services, Inc.............................                  13,043
    Increase in deposits..................................................................        (557)
    Decrease in accounts payable and accrued liabilities..................................      (8,353)    (81,440)
    Decrease in income taxes payable......................................................                      30
                                                                                            ----------  ----------
    Net cash provided by operating activities.............................................  $   13,008  $    2,133
                                                                                            ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.....................................................  $   (1,180) $  (16,295)
                                                                                            ----------  ----------
    Net cash used in investing activities.................................................  $   (1,180) $  (16,295)
                                                                                            ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayment of capital lease....................................................      (3,831)     (5,861)
                                                                                            ----------  ----------
    Net cash used in financing activities.................................................  $   (3,831) $   (5,861)
                                                                                            ----------  ----------

NET (DECREASE) INCREASE IN CASH...........................................................  $    7,997  $  (20,023)
CASH, beginning of period.................................................................       4,536      35,390
                                                                                            ----------  ----------

CASH, end of period.......................................................................  $   12,533  $   15,367
                                                                                            ----------  ----------
                                                                                            ----------  ----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW AND NON CASH FLOW INFORMATION:
  Interest paid...........................................................................  $    2,402  $    3,829
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Income taxes paid.......................................................................  $      800  $      800
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Assets acquired under capital lease.....................................................  $   21,808  $
                                                                                            ----------  ----------
                                                                                            ----------  ----------



         The accompanying notes are an integral part of this statement.

                         PACIFIC AUDIO RECORDING, INC.



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS



                     (SEE ACCOUNTANTS' COMPILATION REPORT)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    a.  NATURE OF BUSINESS



    Pacific Audio Recording, Inc. (the "Company") was incorporated in California in 1991. The Company provides duplication services to producers of audio and video recordings throughout the United States.



    b.  INVENTORIES



    Inventories are stated at lower cost or market on a first-in, first-out basis.



    c.  PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. Depreciation, which includes amortization of assets under capital leases, is based on the straight-line method over the estimated useful lives of the assets.



    The net gain or loss on equipment and vehicles disposed of is removed from the accounts and the resultant gain or loss is included in earnings. Maintenance and repairs are expensed currently. Major renewals and betterments are capitalized.



    Depreciation expense for the six months ended June 30, 1996 and 1997 amounted to $3,491 and $5,431, respectively.



    d.  INCOME TAXES



    The Company, with the consent of its shareholders, has elected to be taxed under section 1362(a) of the Internal Revenue Code (S corporation) which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate share of the Corporation's taxable income. The Company has also elected to be taxed as an S corporation under provisions of the California Tax Code which require that the income or loss of the corporation be partially passed through to the shareholders, while income is taxed at a reduced rate at the corporate level. The Company accounts for income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109.



    SFAS 109 uses the asset and liability method which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities. There were no material deferred tax items at June 30, 1996 and 1997 and, accordingly, no provision has been made for such items.



    e.  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.



    f.  CONCENTRATION OF CREDIT RISK



    The Company sells its products primarily to customers located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition. The Company estimates its

                         PACIFIC AUDIO RECORDING, INC.

                     (SEE ACCOUNTANTS' COMPILATION REPORT)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which the revenues are recognized. Actual losses may differ from the Company's estimates.



    For the six months ended June 30, 1996 and 1997, the Company's five largest customers accounted for approximately 73% and 64% of the Company's net sales, respectively.



    For the six months ended June 30, 1996, sales to two customers amounted to approximately $141,000 and $37,800 representing 43% and 11% of the Company's net sales, respectively. For the six months ended June 30, 1996, sales to two customers amounted to approximately $92,400 and $75,700 representing 26% and 21% of the Company's net sales, respectively.



    Financial instruments potentially subject to concentration of credit risk consist of trade receivables. At June, 1996 and 1997, five of the Company's customers accounted for 76% and 50% of the total receivables, respectively.



    g.  REVENUE RECOGNITION



    Revenue is recognized at the date of shipment or when services are completed.



    h.  EARNINGS PER SHARE



    Earnings per share is based on the weighted average number of common shares outstanding in each period.



    As stated in Note 1 item d, The Company has elected to be taxed under section 1362(a) of the Internal Revenue Code (S Corporation) which provides that, in lieu of corporation income taxes, the shareholders are taxed on their proportionate-share of the Corporation's taxable income. A pro forma provision for income taxes has been calculated for the six months ended June 30, 1996 and 1997 to reflect the income taxes which would have applied if the Company had been taxed at C-corporation rates in effect for those years. The earnings per share amounts are based on the pro-forma amounts using C-corporation rates.



(2) LEASE OBLIGATIONS



    The Company is obligated under operating leases expiring in 1997 for its office facility and automobiles.



    The Company leases equipment under operating leases from related parties which expire in 1997.



    The Company leases equipment under capital leases which are included in machinery and equipment in the accompanying balance sheet. The amount of machinery and equipment under such arrangements in these financial statements consisted of the following as of June 30:



                                                                            1996       1997
                                                                          ---------  ---------
Machinery and equipment.................................................  $  57,863  $  60,616
Less accumulated depreciation...........................................      9,409     15,266
                                                                          ---------  ---------
    Total...............................................................  $  48,454  $  45,350
                                                                          ---------  ---------
                                                                          ---------  ---------

                         PACIFIC AUDIO RECORDING, INC.

                     (SEE ACCOUNTANTS' COMPILATION REPORT)



(2) LEASE OBLIGATIONS (CONTINUED)


    Minimum lease commitments on all noncancelable capital leases for office facility, equipment and vehicles as of June 30, 1997 are as follow:



                                    YEAR ENDING                                        CAPITAL
                                     JUNE 30,                                          LEASES
                                   ------------                                      -----------
1998...............................................................................   $  19,377
1999...............................................................................      13,006
2000...............................................................................       6,801
2001...............................................................................       6,133
Thereafter.........................................................................      --
                                                                                     -----------
    Totals.........................................................................   $  45,312
      Less amount representing interest............................................      10,810
                                                                                     -----------
      Present value of minimum lease payments......................................   $  34,507
                                                                                     -----------
                                                                                     -----------



    Total rental expense, including related party rental expenses of $11,034 in each of the six months ended June 30, 1996 and 1997 amounted to $18,811 and $21,064, respectively.



(3) RELATED PARTY TRANSACTIONS



    Receivable from officers consist of salary advances to officers which are due on demand. Officer receivable as of June 30, 1996 and 1997 amounted to $19,431 and $26,671, respectively.



    The Company leases certain equipment from officers under terms of a noncancelable operating lease. Rental expense to related parties amounted to $11,034 in each of the six months ended June 30, 1996 and 1997.



    At June 30, 1997, the Company had a receivable in the amount of $15,065 from Pearl Financial Services, Inc., a company currently negotiating with Pacific Audio Recording, Inc. in connection with a proposed share exchange. The receivable relates to the reimbursement of expenses incurred by Pacific Audio Recording, Inc. in connection with a contemplated public offering of stock.



(4)  THE OFFERING, PEARL SHARE EXCHANGE AND REINCORPORATION



    The Company is currently engaged in plans for an initial public offering of its Common Stock (the "Offering"). In connection with the Offering, the Company contemplates effecting a share exchange (the "Pearl Share Exchange") with the holders of outstanding stock of Pearl Financial Services, Inc. ("Pearl") with the result that Pearl will become a wholly-owned subsidiary of the Company. In addition, the Company contemplates effecting a reincorporation merger with a newly-formed, wholly-owned subsidiary of the Company (the "Reincorporation") after which the Company will become a Washington corporation and will change its name to Pacific MultiMedia, Inc.



(5)  PRO FORMA INFORMATION



    The following pro-forma combined balance sheets and income statements reflect the consummation of the Reincorporation and the Pearl Share Exchange as of June 30, 1997 and for the six month period

                         PACIFIC AUDIO RECORDING, INC.

                     (SEE ACCOUNTANTS' COMPILATION REPORT)



(5)  PRO FORMA INFORMATION (CONTINUED)


then ended reflecting the consummation of the Offering based on sale of both a Minimum (750,000 shares) and Maximum (1,250,000 shares) number of shares offered therein.



                       PRO-FORMA COMBINED BALANCE SHEETS
                              AS OF JUNE 30, 1997



                                                                                          MINIMUM       MAXIMUM
                                                                                        SUBSCRIPTION  SUBSCRIPTION
                                                                                        ------------  ------------
                                                      ASSETS

Current assets:
  Cash................................................................................  $  2,216,922  $  4,516,922
  Other current assets................................................................        57,007        57,007
                                                                                        ------------  ------------
    Total current assets..............................................................  $  2,273,929  $  4,573,929

Property and equipment, at cost, net..................................................        72,713        72,713

Other assets..........................................................................         3,852         3,852
                                                                                        ------------  ------------
    Total assets......................................................................  $  2,350,494  $  4,650,494
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities...................................................................  $    271,805  $    271,805
                                                                                        ------------  ------------
Long-term liabilities.................................................................  $     20,840  $     20,840
                                                                                        ------------  ------------
Shareholders' equity:
  Capital.............................................................................  $  2,203,000  $  4,503,000
  Retained earnings (deficit).........................................................      (145,151)     (145,151)
                                                                                        ------------  ------------
    Total shareholders' equity........................................................  $  2,057,849  $  4,357,849
                                                                                        ------------  ------------
      Total liabilities and shareholders' equity......................................  $  2,350,494  $  4,650,494
                                                                                        ------------  ------------
                                                                                        ------------  ------------



                      PRO-FORMA COMBINED INCOME STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                                                                          MINIMUM       MAXIMUM
                                                                                        SUBSCRIPTION  SUBSCRIPTION
                                                                                        ------------  ------------
                                                      ASSETS

Sales, net............................................................................   $  338,275    $  338,275

Cost of sales.........................................................................      185,524       185,524
                                                                                        ------------  ------------
Gross profit on sales.................................................................   $  152,751    $  152,751
                                                                                        ------------  ------------
Selling, general and administrative expenses..........................................   $  188,834    $  188,834
                                                                                        ------------  ------------
Net loss..............................................................................   $  (36,083)   $  (36,083)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share (4,500,000 and 5,000,000, shares respectively).....................   $     (.01)   $     (.01)
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                          INDEPENDENT AUDITORS' REPORT



To The Shareholders
Pearl Financial Services, Inc.
Bellingham, Washington



    We have audited the accompanying balance sheet of Pearl Financial Services, Inc. (a Washington Corporation), as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.



    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Pearl Financial Services, Inc., as of December 31, 1996 in conformity with generally accepted accounting principles.



    The accompanying balance sheet has been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty.



                                      /s/ MOORE STEPHENS FRAZER AND TORBET, LLP
                                      Certified Public Accountants



August 25, 1997

                         PEARL FINANCIAL SERVICES, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1996



                                     ASSETS



CURRENT ASSETS:
  Cash...........................................................................  $   2,382
  Deposit........................................................................        300
                                                                                   ---------
      Total assets...............................................................  $   2,682
                                                                                   ---------
                                                                                   ---------

                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Account payable................................................................  $  28,108
  Accrued liabilities............................................................     16,490
  Loan payable...................................................................    115,500
  Loan payable, shareholder......................................................      1,100
                                                                                   ---------
      Total current liabilities..................................................  $ 161,198
                                                                                   ---------
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value, 100,000,000 shares authorized,
    12,451,433 shares issued and outstanding.....................................  $   2,000
  Retained earnings (deficit)....................................................   (160,516)
                                                                                   ---------
      Total shareholders' equity (deficit).......................................  $(158,516)
                                                                                   ---------
        Total liabilities and shareholders' equity (deficit).....................  $   2,682
                                                                                   ---------
                                                                                   ---------



         The accompanying notes are an integral part of this statement.

                         PEARL FINANCIAL SERVICES, INC.



                      NOTES TO AUDITED FINANCIAL STATEMENT



1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    a.  ORGANIZATION



    Pearl Financial Services, Inc. (the "Company") was incorporated under the laws of the State of Washington on June 12, 1995.



    The Company was formed to own the stock of AmeriNational Financial Services, Inc. ("AmeriNational"). In July of 1996, AmeriNational filed for bankruptcy and is in the process of being liquidated by the Securities Investor Protection Corporation. Based on advice of legal counsel, management is of the opinion that no additional liabilities will result to Pearl Financial Services, Inc. as a result of this liquidation proceeding.



2. ACCOUNT PAYABLE



    At December 31, 1996 the Company had a payable in the amount of $28,108 to Pacific Audio Recording, Inc., a company currently negotiating with Pearl Financial Services, Inc. in connection with a proposed share exchange. The payable relates to the reimbursement of expenses incurred by Pacific Audio Recording, Inc. in connection with a contemplated public offering of stock.



3. LOANS PAYABLE



    The Company has a loan payable for $115,500. The loan is unsecured, non-interest bearing and payable on demand. The Company also has a loan payable to one of its shareholders in the amount of $1,100. This loan is unsecured, non-interest bearing and payable on demand.



4. LIQUIDITY



    At December 31, 1996 the Company has a net capital deficiency and current liabilities exceed current assets by $158,516. The Company is currently negotiating with Pacific Audio Recording, Inc. in connection with a proposed share exchange and a subsequent public offering of stock. The continuing existence of the Company as a going concern is dependent on the execution of the proposed share exchange and the infusion of capital through the public stock offering.

                   COMPILATION REPORT OF INDEPENDENT AUDITORS



To The Shareholders
Pearl Financial Services, Inc.
Bellingham, Washington



    We have compiled the accompanying balance sheet of Pearl Financial Services, Inc. (a Washington Corporation), as of June 30, 1997 and the related statement of operations and retained earnings (deficit), and cash flows for the six months ended June 30, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.



    A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has operating losses and a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                      /s/ MOORE STEPHENS FRAZER AND TORBET, LLP
                                      Certified Public Accountants



September 22, 1997

                         PEARL FINANCIAL SERVICES, INC.



                                 BALANCE SHEET



                              AS OF JUNE 30, 1997



                     (SEE ACCOUNTANTS' COMPILATION REPORT)



                                     ASSETS



CURRENT ASSETS:
  Cash...........................................................................  $   1,405
  Deposit........................................................................        150
                                                                                   ---------
    Total assets.................................................................  $   1,555
                                                                                   ---------
                                                                                   ---------

                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.......................................  $  19,958
  Loan payable...................................................................    219,747
  Loan payable, shareholder......................................................      1,100
                                                                                   ---------
    Total current liabilities....................................................  $ 240,805
                                                                                   ---------
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value, 100,000,000 shares authorized, 12,451,433 shares
    issued and outstanding.......................................................  $   2,000
  Retained earnings (deficit)....................................................   (241,250)
                                                                                   ---------
    Total shareholders' equity (deficit).........................................  $(239,250)
                                                                                   ---------
      Total liabilities and shareholders' equity (deficit).......................  $   1,555
                                                                                   ---------
                                                                                   ---------



         The accompanying notes are an integral part of this statement.

                         PEARL FINANCIAL SERVICES, INC.



            STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)



                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                     (SEE ACCOUNTANTS' COMPILATION REPORT)



INVESTMENT AND INTEREST INCOME:
    Total investment and interest income.........................................  $       0
                                                                                   ---------
OPERATING EXPENSES:
  Accounting.....................................................................  $   5,236
  Legal fees.....................................................................     49,802
  Registration expenses..........................................................     22,162
  Consulting fees................................................................      1,750
  Office services................................................................        214
  Rent...........................................................................        900
  Telephone......................................................................        497
  Government licensing fees......................................................         59
  Bank charges...................................................................        114
                                                                                   ---------
    Total operating expenses.....................................................  $  80,734
                                                                                   ---------
NET LOSS.........................................................................  $ (80,734)
RETAINED EARNINGS (DEFICIT), beginning of period.................................   (160,516)
                                                                                   ---------
RETAINED EARNINGS (DEFICIT), end of period.......................................  $(241,250)
                                                                                   ---------
                                                                                   ---------



         The accompanying notes are an integral part of this statement.

                         PEARL FINANCIAL SERVICES, INC.



                            STATEMENT OF CASH FLOWS



                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                     (SEE ACCOUNTANTS' COMPILATION REPORT)



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss.......................................................................  $ (80,734)
                                                                                   ---------
  Adjustments to reconcile net loss to net cash used in operating activities:
    Decrease in deposits.........................................................  $     150
    Decrease in accounts payable and accrued liabilities.........................    (24,640)
                                                                                   ---------
    Total adjustments............................................................  $ (24,490)
                                                                                   ---------
    Net cash used in operating activities........................................  $(105,224)
                                                                                   ---------
CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from loans............................................................  $ 104,247
                                                                                   ---------
NET DECREASE IN CASH.............................................................  $    (977)
Cash, beginning of period........................................................      2,382
                                                                                   ---------
Cash, end of period..............................................................  $   1,405
                                                                                   ---------
                                                                                   ---------

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid..................................................................  $       0
                                                                                   ---------
                                                                                   ---------
  Income taxes paid..............................................................  $       0
                                                                                   ---------
                                                                                   ---------



         The accompanying notes are an integral part of this statement.

                         PEARL FINANCIAL SERVICES, INC.



                    NOTES TO UNAUDITED FINANCIAL STATEMENTS



                     (SEE ACCOUNTANTS' COMPILATION REPORT)



1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    a.  ORGANIZATION



    Pearl Financial Services, Inc. (the "Company") was incorporated under the laws of the State of Washington on June 12, 1995.



    The Company was formed to own the stock of AmeriNational Financial Services, Inc. ("AmeriNational"). In July of 1996 AmeriNational filed for bankruptcy and is in the process of being liquidated by the Securities Investor Protection Corporation. Based on advice of legal counsel, management is of the opinion that no additional liabilities will result to Pearl Financial Services, Inc. as a result of this liquidation proceeding.



    b.  USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.



2.  ACCOUNTS PAYABLE



    At June 30, 1997 the Company had a payable in the amount of $15,065 to Pacific Audio Recording, Inc., a company currently negotiating with Pearl Financial Services, Inc., in connection with a proposed share exchange. The payable relates to the reimbursement of expenses incurred by Pacific Audio Recording, Inc. in connection with a contemplated public offering of stock. This payable is included in accounts payable and accrued liabilities.



3.  LOANS PAYABLE



    The company has a loan payable for $219,747. The loan is unsecured, non-interest bearing and payable on demand. The Company also has a loan payable to one of its shareholders in the amount of $1,100. This loan is unsecured, non-interest bearing and payable on demand.



4.  GOING CONCERN



    At June 30, 1997 the Company has a net capital deficiency and current liabilities exceed current assets by $239,250. The Company is currently negotiating with Pacific Audio Recording, Inc. in connection with a proposed share exchange and a subsequent public offering of stock. The continuing existence of the Company as a going concern is dependent on the execution of the proposed share exchange and the infusion of capital through the public stock offering.

                                     [LOGO]

                             SUBSCRIPTION AGREEMENT

INSTRUCTIONS


    In order to subscribe for shares of Common Stock of Pacific MultiMedia, Inc. (the "Company"), please fully complete and sign the Subscription Agreement and Form W-9 attached hereto. Please return your completed Subscription Agreement and Form W-9 together with a check for the full subscription amount to either the Company or the Underwriter at the address set forth below:



IF TO THE COMPANY:                     IF TO THE UNDERWRITER:

Pacific MultiMedia, Inc.               Tradeway Securities Group, Inc.
2477 E. Orangethorpe Avenue            18401 Von Karman Avenue
Fullerton, CA 92631                    Suite 400
Attention: James E. Campbell           Irvine, CA 92715
                                       Attention: Mark Riviello


    Checks should be made payable to "First Trust NA, as Escrow Agent for Pacific MultiMedia, Inc." All subscriptions will be forwarded to the escrow agent by noon of the next business day following their receipt.


    Investors may also return their completed Subscription Agreement and Form W-9 to the Company or the Underwriter at the address set forth above and wire transfer the full subscription amount directly to the Escrow Agent in accordance with the following instructions:


           First Bank N.A.
           ABA #091000022
           Beneficiary: First Trust
           Credit Account #180121167365
           For further Credit to Account 47300029
           Re: Pacific Multimedia, Inc.
           [insert name of subscriber]
           Attn: Seattle Office/(Shirley Young 461-4126)

                     (Detach and remove along perforation)

                            PACIFIC MULTIMEDIA, INC.
                             SUBSCRIPTION AGREEMENT

    1. The undersigned (the "Subscriber") hereby offers to purchase shares of common stock (the "Shares") of Pacific MultiMedia, Inc., a Washington corporation (the "Company"), under the terms of this agreement (the "Subscription"). The Subscriber understands that the Shares are offered subject to prior sales and to withdrawal, cancellation or modification of the offer and subject to the right of the Company to reject this Subscription in whole or in part.

    2. NUMBER OF SHARES. The Subscriber hereby offers to purchase _______________ Shares at a cash price of $5.00 per share, or $_______________
in the aggregate, which shall be payable by check, bank draft or money order to the order of "First Trust NA, as Escrow Agent for Pacific MultiMedia, Inc" or by wire transfer to the account set forth on the previous page.

    3. SUBSCRIPTION IRREVOCABLE. This Subscription shall be irrevocable after acceptance by the Company, shall survive the death or disability of the Subscriber, and is subject to all the terms and provisions contained in the Prospectus of the Company relating to the offering of the Shares (the "Prospectus"). This Subscription may be accepted on behalf of the Company by one of its officers executing this Subscription in the space provided below. In the event the Subscription is not accepted by the Company, the Subscription funds shall be returned and this Subscription shall be null and void.

    4. REPRESENTATION BY SUBSCRIBER. The Subscriber hereby represents to the Company that:


       a) Subscriber, individually, is a resident of ________________________ [PRINT STATE OR TERRITORY] or if a partnership, limited liability company, corporation, trust or other entity, is domiciled in ________________________ [PRINT STATE OR TERRITORY].



       b) Subscriber has been furnished and has thoroughly read and understands the Prospectus.



       c) Subscriber has not relied upon any oral or written representation statement, except those contained in the Prospectus.



       d) Subscriber acknowledges that no oral or written statement or inducement which is contrary to the information set forth in the Prospectus has been made by or on behalf of the Company to the Subscriber or his or her advisors, if any.



       e) Subscriber (i) has adequate means of providing for his or her current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) believes that the nature and amount of such investment is suitable for him or her and consistent with his or her overall investment program and financial position,
           (iv) believes that his or her overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and the investment in the Shares will not cause such overall investment to become excessive, (v) is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness, (vi) is able to bear the economic risks of his or her investment in the Shares, and (vii) at the present time, can afford a complete loss of such investment.



    5.  ADDITIONAL REPRESENTATIONS.



       a) If the Subscriber is an individual, the Subscriber hereby represents to the Company that (i) he or she is at least 21 years old, and (ii) he or she has the legal capacity to execute, deliver and perform this Subscription.


       b) If the Subscriber is a corporation, partnership, trust or other form of legal entity, the Subscriber hereby represents to the Company that
           (i) the Subscriber is duly organized and validly existing under the laws of its jurisdiction of formation, (ii) it is authorized and otherwise duly empowered to acquire and own the Shares subscribed hereby and to execute this Subscription, (iii) it was not formed for the specific purpose of acquiring an investment in the Company, and (iv) this Subscription is a valid and binding obligation of Subscriber, enforceable against it in accordance with its terms.



       c) If Subscriber is an individual resident in the State of California, Subscriber has either (i) a minimum annual gross income of $65,000 and a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $500,000 regardless of annual gross income (net worth is determined exclusive of equity in Subscriber's home, furnishings or automobiles). In addition, a California resident's investment in the shares offered hereby may not exceed 10% of his or her net worth.


    6. INDEMNIFICATION. The Subscriber agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including attorney's fees) which any of them may incur by reason of the failure by the Subscriber to fulfill any of the terms or conditions of this Subscription, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any other document provided by the Subscriber to the Company. All representations, warranties and covenants contained in this Subscription and the indemnification contained in this Section 6, shall survive the acceptance of this Subscription.

    7. VERIFICATION. The Subscriber hereby authorizes the Company to verify any of the information set forth in this Subscription. The Subscriber understands that he or she may be required to furnish additional information.

    8. APPLICABLE LAW. This Subscription shall be construed in accordance with and governed by the laws of the State of Washington.

    9. BINDING EFFECT. This Subscription shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors, and permitted assigns.

    10. ENTIRE AGREEMENT; MODIFICATION. This Subscription constitutes the entire agreement among the parties pertaining to the purchase of the Shares, as set forth herein, and supersedes any prior understanding, and neither this Subscription or any provisions hereof shall be waived, modified or terminated except by an instrument in writing signed by the party against whom any waiver, modification or termination is sought.

    11. ASSIGNABILITY. The Subscriber agrees not to transfer or assign this Subscription or any of the Subscriber's interests herein.

    12. TYPE OF OWNERSHIP. The Subscriber wishes to own his or her Shares as follows (initial one):

        [  ] Individually

        [ ] Trust (include name of trust, name(s) of trustee, and include a copy of the trust instrument);

        [ ] Limited liability company (include copy of limited liability company or operating agreement);

        [ ] Partnership (include a copy of the partnership agreement and written consent of all general partners authorizing signature);

        [ ] Corporation (include a copy of articles of incorporation and certified corporate resolution authorizing subscription); or

        [  ] Other (indicate):

The name(s) in which the Shares are to be held is:

--------------------------------------------------------------------------------

    The undersigned hereby represents that he or she has read this Subscription Agreement in its entirety and has duly executed and delivered this Subscription Agreement as of the date set forth below.

Dated: , 1997.

------------------------------------------  ------------------------------------------
Signature **                                Signature **

------------------------------------------  ------------------------------------------
Print or Type Name                          Print or Type Name

------------------------------------------  ------------------------------------------
Social Security or Tax ID No.               Social Security or Tax ID No.

------------------------------------------  ------------------------------------------
Street Address                              Street Address

------------------------------------------  ------------------------------------------
City                   State  Zip           City                   State  Zip

------------------------------------------  ------------------------------------------
Telephone Number                            Telephone Number

** If a partnership, limited liability company, corporation or other entity, the signature should be in the name of the entity followed by the authorized signature and title of the signature.

                           ACCEPTANCE OF SUBSCRIPTION

    This Subscription Agreement is hereby accepted by and on behalf of the Company as of the date set forth below.

Dated: ________________________, 1997

PACIFIC MULTIMEDIA, INC.

By: _________________________________

    James E. Campbell, III
   President and Chief Executive Officer

 Form   W-9                              REQUEST FOR TAXPAYER       GIVE FORM TO THE
   (Rev. December 1996)               IDENTIFICATION NUMBER AND        REQUESTER. DO NOT
   Department of the Treasury               CERTIFICATION              SEND TO THE IRS.
   Internal Revenue Service

PLEASE PRINT OR TYPE
    Name (If a joint account or you changed your name, see SPECIFIC INSTRUCTIONS on page 2.)

   -----------------------------------------------------------------------------
    Business name, if different from above. (See SPECIFIC INSTRUCTIONS on page
   2.)

   -----------------------------------------------------------------------------
    Check appropriate box:    / /   Individual/Sole proprietor
       / /   Corporation     / /   Partnership     / /   Other   ...............

    Address (number, street, and apt. or suite no.)                               Requester's name and address (optional)
--------------------------------------------------------------------------------
    City, state, and ZIP code
--------------------------------------------------------------------------------
---------
 PART I  TAXPAYER IDENTIFICATION NUMBER (TIN)                                     List account number(s) here (optional)
--------------------------------------------------------------------------------

 Enter your TIN in the appropriate box. For individuals,
 this is your social security number (SSN). However,
 if you are a resident alien OR a sole proprietor, see
 the instructions on Page 2.
 For other entities, it is your employer identification
 number (EIN). If you do not have a number, see HOW
 TO GET A TIN on Page 2.
 NOTE: IF THE ACCOUNT IS IN MORE THAN ONE NAME, SEE
 THE CHART ON PAGE 2 FOR GUIDELINES ON WHOSE NUMBER
 TO ENTER.
  Social security number
----------------
OR
Employment identification number
--------------
                                                                                  ------------     FOR PAYEES EXEMPT FROM BACKUP
                                                                                  PART II           WITHHOLDING (See the
                                                                                                    Instructions on page 2.)
------------
 PART III  CERTIFICATION

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
CERTIFICATION INSTRUCTIONS.--You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

                            SIGN
                            HERE                                  SIGNATURE                                                  DATE

PURPOSE OF FORM.--A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
  Use Form W-9 to give your correct TIN to the person requesting it (the requester) and, when applicable to:
  1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),
  2. Certify you are not subject to backup withholding, or
  3. Claim exemption from backup withholding if you are an exempt payee.
NOTE: IF A REQUESTER GIVES YOU A FORM OTHER THAN A W-9 TO REQUEST YOUR TIN, YOU MUST USE THE REQUESTER'S FORM IF IT IS SUBSTANTIALLY SIMILAR TO THIS FORM W-9. WHAT IS BACKUP WITHHOLDING?--Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
  If you give the requestor your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, payments you receive will not be subject to backup withholding. Payments you receive WILL be subject to backup withholding if:
  1. You do not furnish your TIN to the requestor, or
  2. The IRS tells the requestor that you furnished an incorrect TIN, or
  3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
  4. You do not certify to the requestor that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or
  5. You do not certify your TIN when required. See the Part III Instructions on page 2 for details.
  Certain payees and payments are exempt from backup withholding. See the Part II Instructions and the separate INSTRUCTIONS FOR THE REQUESTER OF FORM W-9. PENALTIES
FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requestor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

--------------------------------------------------------------------------------
                      Cat. No. 10231X                      Form W-9 (Rev. 12-96)

Form W-9 (Rev. 12-96)                                                     Page 2
--------------------------------------------------------------------------------

SPECIFIC INSTRUCTIONS

NAME.--If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card and your new last name.

    If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

    SOLE PROPRIETOR.--You must enter your INDIVIDUAL name as shown on your social security card. You may enter your business, trade, or "doing business as" name on the BUSINESS NAME line.

    OTHER ENTITIES.--Enter the business name as shown on required Federal tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

PART I--TAXPAYER IDENTIFICATION NUMBER
(TIN)

You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see HOW TO GET A TIN BELOW.
    If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

NOTE: SEE THE CHART ON THIS PAGE FOR FURTHER CLARIFICATION OF NAME AND TIN COMBINATIONS.

HOW TO GET A TIN.--If you do not have TIN, apply for one immediately. To apply for an SSN, get FORM SS-5 from your local Social Security Administration office. Get FORM W-7 to apply for an ITIN or FORM SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

    If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. Other payments are subject to backup withholding.

NOTE. WRITING "APPLIED FOR" MEANS THAT YOU HAVE ALREADY APPLIED FOR A TIN OR THAT YOU INTEND TO APPLY FOR ONE SOON.

PART II--FOR PAYEES EXEMPT FROM
BACKUP WITHHOLDING

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest end dividends. For more information on exempt payees, see the separate instructions for the Requester of Form W-9.

    If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form.

    If you are a nonresident alien or a foreign entity not subject to backup withholding give the requester a completed FORM W-8, Certificate of Foreign Status.

PART III--CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign (when required).

    1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983. You must give your correct TIN, but you do not have to sign the certification.

    2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out Item 2 in the certification before signing the form.

    3. REAL ESTATE TRANSACTIONS. You must sign the certification. You must cross out Item 2 of the certification.

    4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN, "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

    5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.

PRIVACY ACT NOTICE

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends,

and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

    You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

FOR THIS TYPE OF ACCOUNT:               GIVE NAME AND SSN OF:
 1. Individual                          The individual
 2. Two or more                         The actual owner of the account or, if
    individuals (joint                  combined funds, the first individual
    account)                            on the account
 3. Custodian account of                The minor (2)
    a minor (Uniform Gift
    to Minors Act)
 4. a. The usual                        The grantor-trustee (1)
       revocable savings
       trust (grantor is
       also trustee)
   b. So-called trust                   The actual owner (1)
       account that is not
       a legal or valid trust
       under state law
 5. Sole proprietorship                 The owner (2)
FOR THIS TYPE OF ACCOUNT:               GIVE NAME AND EIN OF:
 6. Sole proprietorship                 The owner (3)
 7. A valid trust, estate, or           Legal entity (4)
    pension trust
 8. Corporation                         The corporation
 9. Association, club,                  The organization
    religious, charitable,
    educational, or other
    tax-exempt
    organization
10. Partnership                         The partnership
11. A broker or registered              The broker or nominee
    nominee
12. Account with the                    The public entity
    Department of
    Agriculture in the name
    of a public entity (such
    as a state or local
    government, school
    district, or prison) that
    receives agricultural
    program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

                          [PRINTED ON RECYCLED PAPER]
                         *U.S. Government Printing Office. 1997 -- 417-677/60044

Form W-9                      REQUEST FOR TAXPAYER         GIVE FORM TO THE
Rev. December 1996)           IDENTIFICATION NUMBER        REQUESTER. DO NOT
Department of the               AND CERTIFICATION          SEND TO THE IRS.
Treasury
Internal Revenue
Service

PLEASE PRINT OR TYPE

--------------------------------------------------------------------------------
Name (if a joint account or you changed your name, see SPECIFIC INSTRUCTIONS on page 2).

--------------------------------------------------------------------------------
Business name, if different from above. (See SPECIFIC INSTRUCTIONS on page 2.)

--------------------------------------------------------------------------------
Check appropriate box: / / Individual/Sole proprietor  / / Corporation
                       / / Partnership  / / Other > ...............
--------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.)                 Requester's name
                                                                and address
                                                                (optional)
----------------------------------------------
City, state, and ZIP code

--------------------------------------------------------------------------------
PART I. TAXPAYER IDENTIFICATION NUMBER (TIN)                        List account
----------------------------------------------                      number(s)
Enter your TIN in the appropriate box. For                          here
individuals, this is your social security                           (optional)
number (SSN). However, if you are a resident
alien OR a sole proprietor, see the          -----------------------
instructions on page 2.                      Social security number
For other entities, it is your employer            -      -
identification number (EIN). If you do       -----------------------
not have a number, see HOW TO GET A TIN               OR
on page 2.                                   -----------------------
                                             Employee identification
                                                     number
                                                -
                                             -----------------------
NOTE: IF THE ACCOUNT IS IN MORE THAN ONE     PART  II. FOR PAYEES EXEMPT FROM
NAME, SEE THE CHART ON PAGE 2 FOR                      BACKUP WITHHOLDING (see
GUIDELINES ON WHOSE NUMBER TO ENTER.                   the instructions on
                                                       page 2.)
                                             ----------------------------------
                                               >
--------------------------------------------------------------------------------
PART III.  CERTIFICATION
--------------------------------------------------------------------------------
Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS.--You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)
--------------------------------------------------------------------------------
   SIGN
   HERE      SIGNATURE >                          DATE >
--------------------------------------------------------------------------------
                           Cat. No. 10231X                Form W-9 (Rev. 12-96)

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                            ------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................          1
Risk Factors...................................          3
The Reorganization.............................          8
Use of Proceeds................................          9
Dividend Policy................................          9
S Corporation Matters..........................          9
Dilution.......................................         10
Capitalization.................................         11
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         12
Business.......................................         15
Management.....................................         20
Certain Transactions...........................         23
Principal Shareholders.........................         24
Description of Capital Stock...................         25
Shares Eligible for Future Sale................         26
Underwriting...................................         28
Subscription Procedure.........................         28
Legal Matters..................................         29
Experts........................................         29
Additional Information.........................         29
Index to Financial Statements..................        F-1
Subscription Agreement.........................        S-1


                            ------------------------


    UNTIL 90 DAYS AFTER THE OFFERING DATE (AS DETERMINED UNDER RULE 174 OF THE SECURITIES ACT OF 1933), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                1,250,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                                 (NO PAR VALUE)

                             ---------------------

                                   PROSPECTUS
                             ---------------------

                              TRADEWAY SECURITIES
                                  GROUP, INC.

                                          , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also maintains director's and officer's liability insurance.

    Company's Bylaws and Articles of Incorporation provide that the Company shall, to the full extent permitted by the Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contains a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

    Company's Articles of Incorporation also gives the Company the ability to enter into indemnification agreements with each of its directors and officers. The Company has entered into indemnification agreements with each of its directors and officers (Exhibit 10.3 hereto), which provide for the indemnification of directors an officers of the Company against any an all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Pacific Stock Exchange entry fee.



                                                                                             TO BE PAID
                                                                                               BY THE
                                                                                              COMPANY
                                                                                            ------------
SEC registration fee......................................................................   $    1,894
NASD filing fee...........................................................................        1,125
Pacific Stock Exchange entry fee..........................................................        5,000
Printing expenses.........................................................................       40,000
Legal fees and expenses...................................................................      100,000
Accounting fees and expenses..............................................................       20,000
Blue sky fees and expenses................................................................        5,000
Transfer agent and escrow fees............................................................        3,000
Director and officer liability insurance..................................................       50,000
Miscellaneous.............................................................................       23,981
                                                                                            ------------
    Total.................................................................................   $  250,000
                                                                                            ------------
                                                                                            ------------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    The Company has not issued any shares of its capital stock during the three years preceding the date of filing of this Registration Statement.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
      1.1  Underwriting Agreement

     +2.1  Agreement and Plan of Merger between the Company and Pacific MultiMedia, Inc., a California corporation

      2.2  Form of Share Exchange Agreement between the Company and certain shareholders of Pearl Financial

     +3.1  Articles of Incorporation of the Company

     +3.2  Bylaws of the Company

     +5.1  Opinion of Preston Gates & Ellis LLP

    +10.1  Employment Agreement between the Company and James E. Campbell, III

    +10.2  Employment Agreement between the Company and Craig D. Patterson

    +10.3  Form of Indemnification Agreement between the Company and its officers and directors

    +10.4  Form of Convention Recording Contract

    +10.5  Escrow Agreement between the Company and First Trust N.A.

     10.6  Redemption Agreement between the Company and Craig D. Patterson

    +23.1  Consent of Preston Gates & Ellis LLP (contained in Exhibit 5.1)

     23.2  Consent of Moore Stephens Frazer & Torbet, LLP, Independent Auditors

     24.1  Power of Attorney (see signature page)


------------------------


+ Previously filed.


    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

ITEM 28.  UNDERTAKINGS

    The Company hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fullerton, State of California, on the 26th day of September, 1997.


                                PACIFIC MULTIMEDIA, INC.

                                By:             /s/ JAMES E. CAMPBELL
                                      ------------------------------------------
                                                  James E. Campbell
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY


    We, the undersigned directors and officers of Pacific MultiMedia, Inc., do hereby constitute and appoint James E. Campbell, III our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof. By execution below, the undersigned hereby revoke and terminate the Power of Attorney dated April 30, 1997 as set forth on the original signature page to this Registration Statement filed with the SEC on April 30, 1997.



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated below on September 26, 1997.


          SIGNATURE                       TITLE
------------------------------  --------------------------

                                President, Chief Financial
                                  Officer and Director
    /s/ JAMES E. CAMPBELL         (Principal Executive,
------------------------------    Financial and Accounting
                                  Officer)

                                Director
------------------------------

   /s/ ROBERT W. MCMICHAEL      Director
------------------------------